IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MUDRICK CAPITAL MANAGEMENT, L.P. and WARLANDER ASSET MANAGEMENT, LP, on behalf of themselves and all other similarly situated stockholders of GLOBALSTAR, INC., and derivatively on behalf of Nominal Defendant GLOBALSTAR, INC.,

Plaintiffs,

v.

JAMES MONROE III, JAMES LYNCH, RICHARD ROBERTS, WILLIAM HASLER, JOHN KNEUER, J. PATRICK MCINTYRE, KENNETH YOUNG, KYLE PICKENS, TIM TAYLOR, and THERMO COMPANIES, INC.,

Defendants

and

GLOBALSTAR, INC.

Nominal Defendant and Defendant.
)))))))))))))))))))))))))	C.A. No. 2018-0699 TMR

STIPULATION AND AGREEMENT OF SETTLEMENT, COMPROMISE AND RELEASE
This Stipulation and Agreement of Settlement, Compromise and Release (the “Stipulation”) is made and entered into as of December 14, 2018, and is intended to fully, finally, and forever resolve, discharge, and settle any and all claims in the above-captioned action (the “Action”) between and among (i) plaintiffs Mudrick Capital Management, L.P. (“Mudrick Capital”) and Warlander Asset Management, LP (“Warlander”) (collectively “Plaintiffs”), on behalf of themselves and derivatively on behalf of Globalstar, Inc. (“Globalstar” or the “Company”); (ii) defendants James Monroe III, James Lynch, Richard Roberts, William Hasler, John Kneuer, J. Patrick McIntyre, and Kenneth Young (collectively, the “Director Defendants”); (iii) defendants Kyle Pickens and Tim Taylor (collectively, the “Employee Defendants”); (iv) defendant Thermo Companies, Inc. (“Thermo”)1; and (v) defendant and nominal defendant Globalstar (the Director Defendants, the Employee Defendants, Thermo, and Globalstar (in its capacity as a defendant) are collectively referred to herein as the “Defendants”) (Plaintiffs, Defendants, and Globalstar (in its capacity as a nominal defendant) are collectively referred to herein as the “Settling Parties”). This Stipulation sets forth the terms and conditions of the settlement of the Action (the “Settlement”), subject to the approval of the Court of Chancery of the State of Delaware (the “Court”).
SUMMARY OF THE PROCEEDINGS
A.On April 24, 2018, a Special Committee of the Board of Directors of Globalstar (the “Special Committee”) comprised of McIntyre, Hasler, Kneuer, and Young (the “Special Committee Directors”) unanimously approved the terms of a

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1    There is no entity known as “Thermo Companies, Inc.” However, that term as used in the Complaint and herein refers to a group of entities owned directly and through one or more subsidiaries by Defendant James Monroe III, including (without limitation) Thermo Capital Partners, L.L.C. and its Affiliates.

merger between Globalstar and Thermo Acquisitions, Inc., an affiliate of Thermo, in exchange for Globalstar common stock valued at approximately $1.645 billion (the “Merger”). Later the same day, the Board of Directors of Globalstar (the “Board”) unanimously approved the Merger.
B.On May 4, 2018, Mudrick Capital sent a demand pursuant to 8 Del. C. § 220 to inspect certain books and records of Globalstar. Globalstar rejected the demand, but offered to meet and confer with Mudrick Capital with respect to the requested documents.
C.On May 17, 2018, Mudrick Capital commenced an action in the Court captioned Mudrick Capital Management, L.P. v. Globalstar, Inc., C.A. No. 2018-0351-TMR, by filing a Verified Complaint for Inspection of Books and Records (the “Section 220 Action”). During the course of the Section 220 Action, Globalstar and certain of the Director Defendants produced certain agreed-upon documents to Mudrick Capital.
D.On July 30, 2018, after trial, briefing, and oral argument, the Court issued a Memorandum Opinion directing Globalstar and certain of the Director Defendants to provide additional books and records to Mudrick Capital. In accordance with that Opinion and the parties’ subsequent stipulation, Globalstar and certain of the Director

Defendants made productions to Mudrick Capital on August 7, August 14, August 21, August 28, September 4, September 6, and September 20.
E.On August 1, 2018, Globalstar and Thermo announced that they had terminated the Merger by mutual written agreement.
F.On September 25, 2018, Plaintiffs commenced the Action by filing a Verified Complaint for Derivative and Direct Claims (the “Complaint”) challenging the approval of the Merger by the Special Committee and the Board and certain other related actions. As noted below, Defendants deny the allegations of the Complaint. The Complaint asserts, inter alia, that:
(i)Monroe’s pre-announced sale of 38 million shares of Globalstar stock (approximately 3% of the total outstanding shares) to the market in December 2017, was allegedly designed to depress the value of Globalstar’s common stock in anticipation of the Merger and was at a time Monroe was allegedly in possession of material, adverse, non-public information about the Company, and therefore constituted insider trading in breach of his fiduciary duties;
(ii)The merger significantly undervalued Globalstar, and the Director Defendants’ consideration and approval of the Merger constituted a breach of the Directors Defendants’ fiduciary duties;
(iii)The grant of Restricted Stock Units to the Director Defendants in February 2018 constituted unjust enrichment to the Director Defendants;

(iv)Monroe’s and Thermo’s involvement in the sales process and approval of the Merger constituted a breach of their fiduciary duties as controlling stockholders;
(v)The Employee Defendants aided and abetted the Director Defendants’ alleged breach of their fiduciary duties;
(vi)Monroe’s actions warrant a declaratory judgment that he breached his duty of loyalty to Globalstar; and
(vii)Plaintiffs are entitled to their attorneys’ fees associated with their actions that allegedly caused Globalstar to terminate the Merger.
G.The Complaint seeks relief including (i) declarations that the Director Defendants and Thermo breached fiduciary duties owed to Globalstar and that the Employee Defendants aided and abetted such breach, (ii) compensatory and rescissory damages for losses allegedly incurred by Globalstar as a result of such alleged wrongdoing, (iii) compensatory damages for losses allegedly suffered by Plaintiffs as a result of such alleged wrongdoing, and (iv) an award of attorneys’ fees and costs to Plaintiffs.
H.On October 8, 2018, Plaintiffs served on certain Defendants their First Request for Production of Documents Directed to Defendants and Nominal Defendant.
I.On October 11, 2018, Plaintiffs served a subpoena duces tecum on Moelis & Company, which had served as the financial advisor to the Special Committee in connection with its review of the Merger in 2018; and, on October 12, 2018, Plaintiffs served a subpoena duces tecum on Allen & Company LLC and a subpoena duces tecum on Centerview Partners LLC, each of which had served as a financial advisor to the Special Committee in connection with its review of a prior proposed transaction between Globalstar and Thermo in 2017.
J.Beginning in early October 2018, representatives of the Plaintiffs and certain Defendants began discussing a potential resolution of claims that Plaintiffs had asserted, which resolution would include resignation of Director Defendants, election to the Globalstar Board of two new independent directors nominated by Plaintiffs and elected by stockholders other than the Thermo Parties, and significant corporate governance changes.
K.On October 29, 2018, the principals of Plaintiffs, Thermo and Globalstar met in person to further discuss the proposed settlement. Thereafter, representatives of the Settling Parties continued to engage in arm’s-length negotiations concerning the terms of the potential settlement.
L.On December 14, 2018, after extensive arm’s-length negotiations among the Settling Parties, who were all represented by counsel with extensive experience and expertise in stockholder litigation, the Settling Parties reached an agreement on the terms of this Stipulation providing for the settlement of Plaintiffs’ claims against

Defendants in the Action on the terms set forth therein, subject to due diligence. The Settlement set forth herein reflects the results of the Settling Parties’ negotiations.
M.Plaintiffs believe that the claims asserted in the Action had merit when filed and continue to have merit, and Plaintiffs are settling the claims asserted in the Action because they believe that the Settlement will provide significant value to Globalstar and its stockholders.
N.Defendants are entering into the Settlement solely because it will eliminate the distraction, burden, expense, and uncertainty of further protracted litigation. Defendants deny, and continue to deny, the principal facts alleged in the Complaint, and specifically deny that any of them has committed or threatened to commit any violations of law, breaches of duty, or other wrongdoing toward Globalstar, Plaintiffs, or anyone else concerning any of the claims or requests for relief set forth in the Complaint. Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing, or damages. This Settlement shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of Defendants, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have, or could have, asserted.

O.The Board has determined that a settlement pursuant to the terms set forth in this Stipulation is fair and reasonable, and is advisable and in the best interests of Globalstar and its stockholders.
P.The Settling Parties did not begin negotiating the amount of any application by Plaintiffs’ Lead Counsel for an award of attorneys’ fees until after they had reached agreement on all material terms of this Stipulation.
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, BY AND AMONG THE PARTIES TO THIS STIPULATION, subject to the approval of the Court, in consideration of the mutual promises contained herein, the adequacy of which is acknowledged and agreed to by the undersigned counsel on behalf of the Settling Parties, the Settling Parties agree as follows:

I.	DEFINITIONS
1.1“Affiliate” has the meaning set forth in Section 203(c) of the General Corporation Law of the State of Delaware.
1.2“Board” means the Board of Directors of Globalstar.
1.3“Common Stock” means the voting common stock, $0.0001 par value per share, of Globalstar.
1.4“Court” means the Court of Chancery of the State of Delaware.

1.5“Current Globalstar Stockholder” means any person or entity who is a record or beneficial owner of Globalstar common stock as of the date of execution of this Stipulation, excluding Defendant Releasees.
1.6“Defendants’ Counsel” means Morris, Nichols, Arsht & Tunnell LLP.
1.7“Defendants’ Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that arise out of or relate in any way to any Plaintiffs’ institution, prosecution, or settlement of the claims against Defendants in the Action, except for claims relating to the enforcement of the Settlement.
1.8“Defendant Releasees” means Globalstar, each of Defendants, and any other current or former officer or director of Globalstar and its subsidiaries, affiliates and controlling persons, together with each of the foregoing persons’ respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.
1.9“Effective Date” means the date that the Judgment, which approves in all material respects the releases provided for in the Stipulation and dismisses the Action with prejudice, becomes Final.
1.10“Final” means, with respect to the Judgment or any other court order, that (i) if no appeal is filed, the expiration date of the time for filing or noticing of any appeal of the Judgment or order; or (ii) if there is an appeal from the Judgment or order, the date of (a) final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise to review the Judgment or order, or (b) the date the Judgment or order is finally affirmed on appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review of the Judgment or order, and, if certiorari or other form of review is granted, the date of final affirmance of the Judgment or order following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses shall not in any way delay or preclude the Judgment from becoming Final.
1.11“Independent Stockholders” means any person or persons who are owners of Globalstar common stock other than the Thermo Parties.
1.12“Judgment” means the Final Order and Judgment, substantially in the form annexed hereto as Exhibit C, to be entered by the Court approving the Settlement.
1.13“Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form annexed hereto as Exhibit B.
1.14“Notice Costs” means all costs, fees, and expenses related to providing notice of the Settlement to Current Globalstar Stockholders, which shall be paid by Globalstar.
1.15“Plaintiffs’ Lead Counsel” means the law firms of Bernstein Litowitz Berger & Grossmann LLP and Richards Layton & Finger P.A.
1.16“Plaintiffs’ Counsel” means Plaintiffs’ Lead Counsel and all other legal counsel who performed services in contemplation and prosecution of the Action.

1.17“Plaintiff Releasees” means each of the Plaintiffs, all other Globalstar stockholders, and any current or former officer or director of any Globalstar stockholder, together with each of the foregoing persons’ respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys (including all Plaintiffs’ Counsel in the Action), counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.
1.18“Plaintiffs’ Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that (i) were asserted by Plaintiffs in the Complaint filed in the Action, or (ii) could have been asserted in the Action or in any other court, tribunal, or proceeding by Plaintiffs or any other Globalstar stockholder derivatively on behalf of Globalstar, or by Globalstar directly, against any of the Defendant Releasees based on the facts alleged in the Complaint, except for claims relating to the enforcement of the Settlement. For the avoidance of doubt, the Plaintiffs’ Released Claims do not include (i) any direct claims of any Globalstar stockholder, including any claims arising out of, based upon, or relating to the federal or state securities laws (other than direct claims brought in this Action); or (ii) any claims that arise out of, are based upon, or relate to any conduct of the Defendant Releasees after the date of the filing of this Stipulation.
1.19“Releases” means the releases set forth in Paragraphs 2.3 and 2.4 of this Stipulation.
1.20“Scheduling Order” means an order, substantially in the form annexed hereto as Exhibit A, scheduling a hearing on the proposed Settlement and approving the form and method of providing notice of the Settlement.

1.21“Settlement Hearing” means the hearing (or hearings) at which the Court will review and assess the adequacy, fairness, and reasonableness of the Settlement, and the appropriateness and amount of the award of attorneys’ fees and expenses to be awarded by the Court.
1.22“Thermo Parties” means Thermo and its Affiliates.
1.23“Unknown Claims” means claims that a Settling Party did not know or suspect to exist at the time of agreeing to a Release, which if known, might have affected the Settling Parties’ decision to enter into such Release. Upon the Effective Date, Plaintiffs and Defendants shall have expressly waived and relinquished and, by operation of the Judgment, each and every other Current Globalstar Stockholder and each and every other Defendant Releasee shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits conferred by Section 1542 of the California Civil Code (and any equivalent, comparable, or analogous provisions of the laws of the United States or any state or territory thereof, or of the common law). Section 1542 of the California Civil Code provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Plaintiffs, in their individual capacities and derivatively on behalf of Globalstar, acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the subject matter of the Plaintiffs’ Released Claims, but that it is their intention to fully, finally, and forever settled and release with prejudice any and all of the Plaintiffs’ Released Claims, without regard to the subsequent discovery or existence of such additional or different facts, to the fullest extent permitted by law; and Defendants acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the subject matter of the Defendants’ Released Claims, but that it is their intention to fully, finally, and forever settle and release with prejudice any and all of the Defendants’ Released Claims, without regard to the subsequent discovery or existence of such additional or different facts, to the fullest extent permitted by law.

II.	TERMS OF SETTLEMENT AND RELEASES
A.Settlement Consideration.
2.1Settlement Consideration: In consideration for the full settlement and release of the claims asserted in the Action:
2.1.1    Financing: Promptly following execution of this Stipulation, Globalstar will take the steps necessary to conduct an equity offering pursuant to which shares of Globalstar common equity are issued at market price (unless otherwise agreed by the Parties), as measured by the volume-weighted average closing price of

Globalstar stock during the two (2) business days of trading prior to the pricing of such offering issued to the public, in an amount recommended by Globalstar’s management of not more than $60 million (excluding the underwriter’s option), that is open to all qualified and readily identifiable Globalstar investors on a pro rata basis (the “Financing”). Each of Plaintiffs and Thermo will support the Financing by (i) each committing to purchase, upon the signing of the Stipulation, their pro rata share of the Financing, on equal terms and based on their respective ownerships of Globalstar’s outstanding shares (5.6% for Mudrick, 2.8% for Warlander and 53.0% for Thermo) and (ii) providing a backstop of the Financing, upon the signing of the Stipulation, by which each of Plaintiffs and Thermo will purchase on equal terms their pro rata share, based on their respective equity ownerships of the shares owned by Plaintiffs and Thermo, of the shares offered to persons other than Plaintiffs and Thermo, but not purchased by such persons (9.1% for Mudrick, 4.6% for Warlander and 86.3% for Thermo).
2.1.2    Corporate Governance: Immediately upon Plaintiffs’ affirmation after completion of the due diligence provided for in Paragraph 3.1 hereof that they will proceed with the Settlement, the Parties agree to commence taking all steps necessary to accomplish the following terms in Paragraph 2.1.2. To effectuate and implement the changes set forth below, as soon as reasonably practicable under applicable federal securities laws, Globalstar’s Certificate of Incorporation shall be amended in the form set forth in Exhibit D and the Bylaws of Globalstar, Inc. shall be amended in the form attached hereto as Exhibit E.
(a)Minority Stockholder Board Representatives: Until such time as the Thermo Parties no longer beneficially own 45% or more of Globalstar’s outstanding Common Stock (the “Relevant Time Period”), two of the seven Board seats shall be held by director nominees (“Minority Directors”) elected by a plurality vote of Independent Stockholders entitled to vote thereon. Those changes shall be effectuated as follows:
(i)Plaintiffs shall designate Ben Wolff and Keith Cowan to serve as the initial Minority Directors (the “Initial Minority Directors”);
(ii)Globalstar shall designate Michael Lovett, who qualifies as an Independent Director (defined in Paragraph 2.1.2(c)), and Tim Taylor to serve on the Board. For the avoidance of doubt, neither Mr. Lovett nor Mr. Taylor shall be considered a Minority Director.
(iii)Four Defendants agreed upon by the Parties (the “Resigning Directors”) shall resign as members of the Board, and upon such resignations, all awards of Globalstar equity previously granted to the Resigning Directors shall become vested;
(iv)Upon the resignations of the Resigning Directors, the remaining members of the Board shall appoint Mr. Wolff and Mr. Cowan as the Initial Minority

Directors and shall appoint Mr. Lovett and Mr. Taylor as Directors, each of whom shall serve for the remaining terms of their respective director classes as follows:

Ben Wolff .................................	Class A
Keith Cowan ............................	Class A
Michael Lovett .........................	Class C
Tim Taylor ................................	Class B
(v)Contemporaneous with the appointment of the Initial Minority Directors, the remaining members of the Board shall appoint one Initial Minority Director to serve as a member of the Compensation Committee and one Initial Minority Director to serve as a member of the Nominating & Corporate Governance Committee;
(vi)The Board shall adopt a resolution establishing the Strategic Review Committee, with all of the powers and responsibilities defined in Paragraph 2.1.2(c), effective immediately and to remain in place until adoption of the Certificate of Incorporation contemplated by Paragraph 2.1.2; and
(vii)During the Relevant Time Period,
a.Following the expiration of the terms of the Initial Minority Directors, future Minority Directors shall be elected by a plurality vote of the Globalstar shares held by the Independent Stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of Minority Directors; provided that the Thermo Parties shall not be entitled to vote on, or consent to, or have any voting power with respect to the election (including to fill a vacancy) or removal without cause of the Minority Directors;
b.Vacancies in any directorship previously held by a Minority Director may be filled only by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting or special meeting called by the Strategic Review Committee, and entitled to vote on the election of Minority Directors;
c.Minority Directors shall be nominated in accordance with Paragraph 2.1.2(c) hereof or by a stockholder other than the Thermo Parties; provided, however, that, for the avoidance of doubt, the Thermo Parties may suggest individuals for nomination as Minority Directors to the Strategic Review Committee; and
d.In the event the Board is expanded, the first two (2) additional members of the Board nominated by the Board shall be seasoned experts in the telecom industry approved by the Strategic Review Committee (as described in Paragraph 2.1.2(c) hereof) and by Monroe, such approval not to be unreasonably withheld.

(b)Independent Stockholder Review: During the Relevant Time Period, the Company shall not have power to effect a Related Party Transaction unless such Related Party Transaction shall be approved by the affirmative vote of a majority of shares of common stock owned by stockholders other than the Thermo Parties and voting affirmatively or negatively on the matter. A “Related Party Transaction” shall mean any transaction between Globalstar, on the one hand, and one or more of the Thermo Parties, on the other hand, that either (i) requires a stockholder vote pursuant to the General Corporation Law of the State of Delaware or (ii) has a value (as determined in good faith by the Strategic Review Committee) of $5,000,000 or more; provided, however, that none of the following shall be a Related Party Transaction: (i) a financing that includes participation by one or more of the Thermo Parties on terms equal (as determined in good faith by the Board) to other parties (including, for the avoidance of doubt, the equity offering or similarly structured capital raising transaction contemplated by the Judgment) (a “Permitted Financing”), (ii) the conversion of subordinated debt held by Thermo into capital stock of the Company in accordance with the terms of such debt as existing as of the Effective Date (a “Debt Conversion”), (iii) the exercise of options by the Thermo Parties (including, for the avoidance of doubt, Monroe) in accordance with the terms of such options as existing as of the Effective Date (an “Option Conversion”), and (iv) a lease with respect to the Company’s headquarters (a “Lease” and with any Permitted Financing, any Debt

Conversion, and any Option Conversion, a “Carve Out Transaction”). Any determination made by the Strategic Review Committee or the Board pursuant to this Certificate of Incorporation shall be final, conclusive and binding.
(c)Strategic Review Committee: The Board shall adopt a resolution establishing the Strategic Review Committee Charter as set forth in Exhibit F hereto and Globalstar’s Certificate of Incorporation shall be amended as set forth in Exhibit D hereto requiring that the Board shall establish a standing Strategic Review Committee that shall remain in place through the end of the Relevant Time Period.
(i)Unless the Strategic Review Committee is prohibited under applicable law from having the power or authority to act on any of the following matters, the Strategic Review Committee shall have exclusive responsibility for oversight, review, and approval (to the extent permitted by law) or disapproval of the business matters set forth in this Paragraph 2.1.2(c); provided that, to the extent that any of the following business matters, or any matter set forth in the charter of the Strategic Review Committee as set forth in Exhibit F, cannot be approved solely by the Strategic Review Committee and requires approval of the full Board under applicable law, the Company shall not have the power to take such action, and any such action shall be void ab initio, unless such action is approved by the Board only after the approval of such action has been recommended to the Board by the Strategic Review Committee:

a.Any acquisition by the Thermo Parties of additional newly-issued securities of the Company (other than pursuant to a Permitted Financing, a Debt Conversion or an Option Conversion);
b.Any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;
c.Any sale or transfer of a material amount of assets of the Company or any sale or transfer of assets of any of the Company’s subsidiaries which are material to the Company;
d.Any change in the Board, including any plans or proposals to change the number or term of directors; other than (a) nominations for election or reelection to the Board (except nominations for election or reelection of Minority Directors in connection with the end of a term of a Minority Director, which shall be within the authority of the Strategic Review Committee) and (b) nominations and appointments of individuals to fill vacancies or newly created directorships (except nominations and appointments to fill vacancies of Minority Director seats, which shall be within the authority of the Strategic Review Committee);
e.Any material change in the present capitalization or dividend policy of the Company (other than pursuant to a Permitted Financing, a Debt Conversion or an Option Conversion);

f.Any other material changes in the Company’s lines of business or corporate structure (other than pursuant to a Permitted Financing, a Debt Conversion or an Option Conversion); and
g.Any transaction between the Company, on the one hand, and one or more of the Thermo Parties, on the other hand, that has a value (as determined in good faith by the Strategic Review Committee) in excess of $250,000, except for any Permitted Financing, any Debt Conversion, any Option Conversion, and subject to the matters discussed on a Schedule delivered by Defendants’ Counsel to Plaintiffs’ Counsel pursuant to the Judgment and on file at the Company’s headquarters.
(ii)The Board shall appoint four (4) directors to serve on the Strategic Review Committee, two of whom shall consist of the then-serving Minority Directors, and the other two of whom shall be independent directors (as determined in good faith by the Board, but at a minimum, who would qualify (as determined in good faith by the Board) as “independent directors” under the rules and regulations of the New York Stock Exchange) (an “Independent Director”); provided that (a) Monroe shall not serve as a member of the Strategic Review Committee (but the Strategic Review Committee may consult with Monroe as it deems appropriate); and (b) notwithstanding anything to the contrary herein, solely for purposes of constituting the Strategic Review Committee, the requirement of an Independent Director shall be waived for one time (and one time only) to allow Tim Taylor to be appointed to and serve on the Strategic Review Committee.
(iii)Contemporaneous with the adoption of the resolution establishing the Strategic Review Committee provided for in Paragraph 2.1.2(a)(vi), the Board shall appoint Ben Wolff, Keith Cowan, William Hasler, and Tim Taylor as the initial members of the Strategic Review Committee; provided that, during a fourteen (14) day period commencing on the date six (6) months after the adoption of the resolution establishing the Strategic Review Committee, and recurring at each six (6) month interval thereafter for as long as Mr. Taylor is serving on the committee, the then-serving Minority Directors may, by notice signed by each Minority Director and delivered to the Secretary of the Corporation, remove Mr. Taylor as a member of the Strategic Review Committee with or without cause (at which time Mr. Taylor shall be disqualified from serving on the Strategic Review Committee and shall not be deemed an Independent Director for any purpose). In the event that Mr. Taylor departs from the Strategic Review Committee for any reason whatsoever, the Board shall appoint Michael Lovett to serve on the Strategic Review Committee, unless Mr. Lovett is no longer a director of Globalstar, in which case the Board shall appoint an Independent Director to serve on the Strategic Review Committee.
(iv)The Strategic Review Committee shall require the affirmative vote of a majority of its authorized number of members (regardless of vacancies thereon)

in order to take action at a meeting; provided that, (a) to the extent the Strategic Review Committee fails to obtain such vote on any particular matter of business before it, the Strategic Review Committee shall consult with the Board until such vote is obtained and (b) in the event the Strategic Review Committee cannot obtain such vote for any single nominee for Minority Director, then the Strategic Review Committee shall nominate two (2) such nominees for each Minority Director seat subject to election, and the members of the Strategic Review Committee who are Minority Directors shall each have three votes with respect to one nominee for Minority Director and the members of the Strategic Review Committee who are not Minority Directors shall each have three votes with respect to the other nominee for Minority Director. For the avoidance of doubt, pursuant to the immediately preceding sentence, the Strategic Review Committee may nominate and include on the annual or special meeting proxy card two candidates for a Minority Director seat.
(v)In the event that the Strategic Review Committee is required to review a Related Party Transaction, the Strategic Review Committee may convene (for purposes of discussions but not to vote) in executive session outside the presence of any employee or Affiliate of the Thermo Parties.
2.1.3    Conversion: Upon the Effective Date, Thermo shall agree that it will convert all of its outstanding subordinated debt to equity at its contractual conversion price within five (5) business days after any of the following events: (i)

the refinancing of 85% or more of Globalstar’s bank debt; (ii) extension of the maturity of all of Globalstar’s bank debt of two years or more; (iii) a minimum $150 million refinancing of Globalstar’s bank debt with a minimum two year extension on the remaining balance; or (iv) amortization holiday or holidays pursuant to which Globalstar is relieved of the obligation to make principal payments for two years or longer (the “Conversion”).
2.1.4    Public Announcements: Upon execution of this Stipulation, Globalstar shall publicly issue a press release as set forth in Exhibit G hereto and shall also furnish such press release on a Form 8-K with the Securities and Exchange Commission. The press release shall disclose the principal terms of the Settlement and state that it is anticipated that the first order of business of the Strategic Review Committee will be to assess financing options for the Company’s existing bank debt.
B.RELEASE OF CLAIMS
2.2The obligations incurred pursuant to this Stipulation are in consideration of (i) the full and final disposition of all claims asserted in the Action by Plaintiffs; and (ii) the Releases provided for herein.
2.3Pursuant to the Judgment, upon the Effective Date of the Settlement:
(a)Plaintiffs, in their individual capacities and derivatively on behalf of Globalstar, and each and every other Current Globalstar Stockholder, derivatively on behalf of Globalstar, shall fully, finally, and forever release, settle, and discharge each of the Plaintiffs’ Released Claims against each of the Defendant Releasees, except that, to the extent that the Court enters a judgment in advance of any Fee and Expense Award (as defined in Paragraph 4.2), Count VII of the Complaint shall be released upon final resolution of such application for Fees and Expenses. For the avoidance of doubt, the Plaintiffs’ Released Claims include all of the claims that were asserted against Defendants in the Action or could have been asserted against Defendants based on the facts alleged in the Action, but do not include claims based on future conduct of the Defendant Releasees, including any conduct of the Defendant Releasees after the date of execution of this Stipulation, that are unrelated to this Action.
(b)Defendants and the other Defendant Releasees, on behalf of themselves and any other person or entity who could assert any of the Defendants’ Released Claims on their behalf, shall fully, finally, and forever release, settle, and discharge each of the Defendants’ Released Claims against each of the Plaintiff Releasees. For the avoidance of doubt, the Defendants’ Released Claims do not include claims based on future conduct of the Plaintiff Releasees, including any conduct of the Plaintiff Releasees after the date of execution of this Stipulation, that are unrelated to this Action.

2.4The contemplated releases are not intended to release and shall not be deemed to release any rights or obligations of the Settling Parties under the terms of the Stipulation.

III.	DUE DILIGENCE
3.1The Settlement is subject to the completion of reasonable due diligence by Plaintiffs. In connection with this due diligence, among other things, Defendants shall produce to Plaintiffs’ Lead Counsel, as shall be negotiated in good faith among Plaintiffs and Defendants, such documents and information and one or more knowledgeable deposition witnesses, as are necessary for Plaintiffs to understand the details of their allegations and claims asserted in the Complaint and the adequacy of the Settlement. The scope and timing of due diligence shall be reasonable and mutually agreed upon by the Settling Parties.
3.2    Plaintiffs, by and through Plaintiffs’ Lead Counsel, shall have the right to withdraw from this Stipulation and the proposed Settlement if they, in their good faith discretion, determine that the information produced during the due diligence renders the proposed Settlement unfair, unreasonable, or inadequate. Any such withdrawal shall be made in a written notice to Defendants within ten (10) calendar days after the completion of Defendants’ production of documents and any depositions that have been agreed to by the Parties. Any withdrawal from the Stipulation and the

Settlement by Plaintiffs will trigger the termination provisions set forth in Paragraph 6.4 of this Stipulation.

IV.	ATTORNEYS FEES AND EXPENSES
4.1Plaintiffs reserve the right to make a petition to the Court for an award of attorneys’ fees and expenses (the “Fees and Expenses”). Upon execution of this Stipulation and before the mailing of the Notice, the Parties’ respective counsel agree to negotiate in good faith an agreement with respect to an application by Plaintiffs for the Fees and Expenses that Defendants will not oppose, such that the terms of such agreement, if reached, will be included in the Notice mailed to Globalstar stockholders. Defendants reserve the right to oppose any such petition for Fees and Expenses on any ground. Any award of Plaintiffs’ counsel for Fees and Expenses shall be determined by the Court.
4.2Globalstar (or its successor-in-interest) or its insurers shall pay or cause to be paid to Plaintiffs’ Lead Counsel any attorneys’ fees and expenses that are awarded by the Court (the “Fee and Expense Award”). Plaintiffs’ Lead Counsel shall provide Defendants’ Counsel wiring instructions for payment of the Fee and Expense Award on or before ten (10) business days prior to the Settlement Hearing, and Globalstar (or its successor-in-interest) or its insurers shall pay or cause to be paid to Plaintiffs’ Lead Counsel no later than two (2) business days after the date that the Court’s order granting the Fee and Expense Award has become Final.

4.3An award of attorneys’ fees or expenses, or both, is not a necessary term of the Settlement and shall not be a condition of the Settlement. Neither Plaintiffs nor Plaintiffs’ Counsel may cancel or terminate the Settlement based on the Court’s or any appellate court’s ruling with respect to attorneys’ fees or expenses.
4.4Except as provided in this Stipulation, Defendant Releasees shall bear no other expenses, costs, damages, or fees alleged or incurred by Plaintiffs or by any of their attorneys, experts, advisors, agents or representatives in connection with the claims asserted in the Action or the Settlement.

V.	SUBMISSION AND APPLICATION TO THE COURT
5.1As soon as practicable following the completion of Plaintiffs’ due diligence hereunder (assuming that Plaintiffs do not withdraw from this Stipulation), Plaintiffs’ Lead Counsel shall submit the Stipulation together with its related documents to the Court and the Settling Parties shall apply jointly for entry of the Scheduling Order, substantially in the form attached hereto as Exhibit A, providing for, among other things: (i) approval of the form and content of the proposed notice of the Settlement; and (ii) a date for the Settlement Hearing.
5.2Globalstar shall be responsible for providing notice of the Settlement to Current Globalstar Stockholders. In accordance with the terms of the Scheduling Order to be entered by the Court, no later than five (5) business days after the date of entry of the Scheduling Order, Globalstar (or its successor-in-interest) shall (i) file a copy of the Notice as an exhibit to a Form 8-K with the United States Securities and Exchange Commission, and (ii) post a copy of the Notice (substantially in the form attached hereto as Exhibit B), this Stipulation, and the Complaint on Globalstar’s corporate website, which documents shall remain posted on Globalstar’s corporate website through the Effective Date of the Settlement. Globalstar (or its successor-in-interest), on behalf of all other Defendants, shall pay or cause to be paid any and all Notice Costs, irrespective of whether the Court approves the Settlement, and in no event shall Plaintiffs or their counsel be responsible for any Notice Costs.
5.3At the Settlement Hearing, the Settling Parties shall jointly request that the Court enter the Judgment, substantially in the form attached hereto as Exhibit C.
VI.    STANDSTILL AGREEMENT AND TERMINATION
6.1    Pending final determination of whether the Settlement should be approved, the Settling Parties agree not to institute, commence, prosecute, continue, or in any way participate in any action or other proceeding asserting any Plaintiffs’ Released Claims against any Defendant Releasees or any Defendants’ Released Claims against any Plaintiff Releasees. Pursuant to the Scheduling Order, all stockholders of Globalstar will be enjoined, pending the Effective Date of the Settlement, from filing or pursuing any Plaintiffs’ Released Claims against any Defendant Releasees.

6.2Nothing herein shall in any way modify, impair, or restrict the rights or obligations of any party to defend this Stipulation or to otherwise respond in the event any person or entity objects to the Stipulation, the proposed Judgment to be entered, and/or the fee and expense application.
6.3This Stipulation shall be terminated, and shall be null and void and of no force and effect, unless otherwise agreed to by the Settling Parties pursuant to the terms hereof, if (i) either Party exercises a right to terminate the Settlement pursuant to the terms of the Stipulation; or (ii) the Effective Date of the Settlement otherwise fails to occur. If the Stipulation is terminated, then: (i) this Stipulation, and the Settlement, including, but not limited to, the Releases provided herein, shall be null and void; (ii) the fact of the Settlement shall not be admissible in any proceeding before any court or tribunal; (iii) the Settling Parties shall be deemed to have reverted to their respective litigation positions in the Action as of immediately prior to the execution of this Stipulation; (iv) the Settling Parties shall proceed in all respects as if this Stipulation and any related orders had not been entered; and (v) the Settling Parties shall consent to the Court entering any orders necessary to restore the Settling Parties to the positions that they would have been in as if this Stipulation and any related orders had not been entered, except that no such order shall alter the Financing.
6.4Pending final determination of whether the Settlement should be approved, the Initial Minority Directors shall tender a conditional resignation to the

Board until the Effective Date. The conditional resignations shall become effective if and only if the Settlement is rejected and all appeals have expired or failed, or if the Stipulation is otherwise terminated pursuant to the terms stated herein.
VII.    MISCELLANEOUS PROVISIONS
7.1    All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of the Stipulation shall prevail.
7.2This Stipulation reflects, among other things, the compromise and settlement of disputed claims among the Settling Parties. The Settlement and the provisions contained in this Stipulation shall not be deemed a presumption, concession, or admission by any Settling Party of any fault, liability, wrongdoing, or any infirmity or weakness of any claim or defense, as to any facts or claims asserted in the Action that have been or might be alleged or asserted in the Action, or any other action or proceeding that has been, will be, or could be brought, and shall not be interpreted, construed, deemed, invoked offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, whether civil, criminal, or administrative, for any purpose other than as permitted by applicable court rules and rules of evidence.

7.3Plaintiffs and their counsel and Defendants and their counsel agree not to assert in any forum that this Action was brought by Plaintiffs or defended by Defendants in bad faith or without a reasonable basis. The Settling Parties agree that the Settlement consideration and the other terms of the Settlement were negotiated at arm’s-length and in good faith by the Settling Parties, and reflect the Settlement that was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.
7.4This Stipulation shall be construed in all respects as jointly drafted and shall not be construed, in any way, against any Settling Party on the ground that the party or its counsel drafted this Stipulation.
7.5Headings have been inserted for convenience only and will not be used in determining the terms of this Stipulation.
7.6This Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tiff image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument.
7.7This Stipulation will be executed by counsel for each of the Settling Parties, each of whom represent and warrant that they have the authority from their client(s) to enter into this Stipulation and bind their clients hereto.

7.8Each Plaintiff represents and warrants as to itself that it has been and shall be a stockholder of Globalstar at all relevant times, from the time of the events that are at the subject matter of the Action, and they shall continue to hold such stock in Globalstar through the Settlement Hearing in order to preserve standing under Delaware law.
7.9Each Plaintiff represents and warrants as to itself that it has not assigned the claims asserted in the Action, or any of its Plaintiffs’ Released Claims, to any other person.
7.10This Stipulation and the exhibits hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all written or oral communications, agreements, or understandings that may have existed prior to the execution of this Stipulation. No representations, warranties or statements of any nature whatsoever, whether written or oral, have been made to or relied upon by any of the Settling Parties concerning this Stipulation or the exhibits hereto, other than the representations, warranties and covenants expressly set forth in such documents.
7.11This Stipulation shall be binding upon and inure to the benefit of the Settling Parties and their respective agents, executors, heirs, successors, and assigns.
7.12The construction and interpretation of this Stipulation shall be governed by and construed in accordance with the laws of the State of Delaware and without regard to the laws that might otherwise govern under principles of conflicts of law applicable hereto.
7.13Any action or proceeding arising out of or relating in any way to this Stipulation or the Settlement, or to enforce any terms of the Stipulation or the Settlement, shall (i) be brought, heard and determined exclusively in the Court of Chancery of the State of Delaware, which shall retain jurisdiction over the Settling Parties and all such disputes (provided that, in the event that subject matter jurisdiction is unavailable in the Court of Chancery of the State of Delaware, then any such dispute shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware) and (ii) not be litigated or otherwise pursued in any forum or other venue other than the Court of Chancery of the State of Delaware (or, if subject matter jurisdiction is unavailable in the Court of Chancery of the State of Delaware, then in any forum or venue other than any other state or federal court sitting in Wilmington, Delaware). THE PARTIES EXPRESSLY WAIVE ANY RIGHT TO DEMAND A JURY TRIAL AS TO ANY DISPUTE DESCRIBED IN THIS PARAGRAPH.
7.14The Settling Parties agree to submit to the jurisdiction of the Court of Chancery of the State of Delaware for the purposes of enforcing the Stipulation and the Judgment.

7.15This Stipulation may be modified or amended only by a writing signed by each of the Settling Parties (or their duly authorized counsel), that refers specifically to this Stipulation.
7.16Any Party may give notice or service to another Party under this Stipulation. Such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery, facsimile, or email transmission, with confirmation of receipt. Notice shall be provided as follows:

If to Plaintiffs or Plaintiffs’ Lead Counsel:
Bernstein Litowitz Berger
   & Grossmann LLP
Attn: Mark Lebovitch, Esq.
1251 Avenue of the Americas
New York, New York 10020
Telephone: (212) 554-1400
Fax: (212) 554-1444
Email: MarkL@blbglaw.com

Richards Layton & Finger P.A.
Attn: Gregory V. Varallo, Esq.
920 North King Street
Wilmington, DE 19801
Telephone: (302) 651-7700
Fax: (302) 651-7701
Email: varallo@rlf.com

If to Defendants or Defendants’ Counsel::
Morris, Nichols, Arsht & Tunnell LLP
Attn: Kenneth J. Nachbar, Esq.
1201 North Market Street
Wilmington, DE 19801
Telephone: (302) 658-9200
Fax: (302) 658-3989
Email: knachbar@mnat.com

Goodwin Procter LLP
Attn: Deborah S. Birnbach, Esq.
100 Northern Avenue
Boston, MA 02210
Telephone: (617) 570-1000
Fax: (617) 801-8607
Email: dbirnbach@goodwinlaw.com

7.17    The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and litigation expenses to Plaintiffs’ Counsel and enforcing the terms of this Stipulation.

7.18    Any failure by any Settling Party to insist upon the strict performance by any other party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist on the strict performance of any and all of the provisions of this Stipulation to be performed by such other party. No waiver, express or implied, by any party of any breach or default in the performance by the other party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.
IN WITNESS WHEREOF, the undersigned parties, by and through their respective counsel, have executed this Stipulation effective as of December 14, 2018.

OF COUNSEL Mark Lebovitch David MacIsaac BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP 1251 Avenue of the Americas New York, New York 10020 (212) 554-1400
RICHARDS, LAYTON & FINGER P.A.

/s/ Gregory V. Varallo
Gregory V. Varallo (#2242)
C. Malcolm Cochran, IV (#2377)
Sarah T. Andrade (#6157)
Anthony M. Calvano (#6265)
920 North King Street
Wilmington, DE 19801
(302) 651-7700

Attorneys for Plaintiffs Mudrick Capital Management, L.P. and Warlander Asset Management, LP

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Kenneth J. Nachbar
Kenneth J. Nachbar (#2067)
Matthew R. Clark (#5147)
1201 N. Market Street, 16th Floor
Wilmington, Delaware 19801
(302) 658-9200

Attorneys for Defendants James Monroe III, James Lynch, Richard Roberts, and Thermo Companies, Inc.

OF COUNSEL Deborah S. Birnbach Jennifer Burns Luz Adam Slutsky GOODWIN PROCTER LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000
POTTER ANDERSON & CORROON LLP

/s/ Kevin R. Shannon
Kevin R. Shannon (#3137)
J. Matthew Belger (#5707)
Callan R. Jackson (#6292)
1313 N. Market Street
Hercules Plaza, 6th Floor
Wilmington, Delaware 19801
(302) 684-6000

Attorneys for Defendants William Hasler, John Kneuer, J. Patrick McIntyre, and Kenneth Young.

HEYMAN ENERIO GATTUSO & HIRZEL LLP

/s/ Elizabeth A. DeFelice
Patricia L. Enerio (#3728)
Elizabeth A. DeFelice (#5747)
300 Delaware Avenue, Suite 200
Wilmington, Delaware 19801
(302) 472-7300

Attorneys for Defendants Kyle Pickens and Tim Taylor

OF COUNSEL Albert L. Hogan III SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 155 North Wacker Drive Chicago, Illinois 60606 (312) 407-0700
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

/s/ Robert S. Saunders
Robert S. Saunders (#3027)
Joseph Larkin (#4883)
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
(302) 651-3000

Attorneys for Defendant and Nominal Defendant Globalstar, Inc.

EXHIBIT A
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MUDRICK CAPITAL MANAGEMENT, L.P. and WARLANDER ASSET MANAGEMENT, LP, on behalf of themselves and all other similarly situated stockholders of GLOBALSTAR, INC., and derivatively on behalf of Nominal Defendant GLOBALSTAR, INC.,

Plaintiffs,

v.

JAMES MONROE III, JAMES LYNCH, RICHARD ROBERTS, WILLIAM HASLER, JOHN KNEUER, J. PATRICK MCINTYRE, KENNETH YOUNG, KYLE PICKENS, TIM TAYLOR, and THERMO COMPANIES, INC.,

Defendants

and

GLOBALSTAR, INC.

Nominal Defendant and Defendant.
)))))))))))))))))))))))))	C.A. No. 2018-0699 TMR

SCHEDULING ORDER
WHEREAS, the parties to the above-captioned stockholder derivative action (the “Action”) have entered into the Stipulation and Agreement of Settlement, Compromise and Release dated as of December 14, 2018 (the “Stipulation”), which sets forth the terms and conditions of the proposed settlement and dismissal with prejudice of the Action (the “Settlement”);

WHEREAS, in accordance with the Stipulation, the parties to the Action (the “Settling Parties” or “Parties”) having applied, pursuant to Court of Chancery Rule 23.1, for entry of a scheduling order approving the form and content of Notice of the Settlement to Current Globalstar Stockholders and scheduling the date and time for the Settlement Hearing;
WHEREAS, the Court having read and considered the Stipulation and accompanying documents and the Stipulation being sufficient to warrant notice to Current Globalstar Stockholders; and
WHEREAS, the Parties having consented to the entry of this Order;
NOW, THEREFORE, this ___ day of ____________, 2018, upon
application of the Parties, IT IS HEREBY ORDERED:
1.Except for the terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.
2.The Settlement Hearing shall be held on ____________ ___, 2019, at
__:__ _.m., in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware, 19801, to: (a) determine whether the Court should approve the Settlement as fair, reasonable, and adequate; (b) determine whether the Final Order and Judgment, substantially in the form attached as Exhibit C to the Stipulation (the “Judgment”), should be entered dismissing the

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Action; (c) consider the application by Plaintiffs’ Lead Counsel for attorneys’ fees, costs, and payment of expenses (“Fee and Expense
Application”); (d) hear and determine any objections to the Settlement or Plaintiffs’ Lead Counsel’s Fee and Expense Application; and (e) rule on such other matters as the Court may deem appropriate.
3.The Court reserves the right to adjourn and reconvene the Settlement Hearing, including consideration of Plaintiffs’ Lead Counsel’s Fee and Expense Application, without further notice to Globalstar stockholders other than by announcement at the Settlement Hearing or any adjournment thereof.
4.The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the Parties and without further notice to Globalstar stockholders.
5.The Court: (a) approves the form, content, and requirements of the Notice attached as Exhibit B to the Stipulation; and (b) finds that the form and manner of the notice specified herein constitutes due and sufficient notice of the Settlement Hearing, and all matters relating to the Settlement, to all persons or entities entitled to receive such notice, and fully satisfies the requirements of Court of Chancery Rule 23.1 and due process.
6.No later than five (5) business days after the date of entry of this Order, Globalstar (or its successor-in-interest) shall (i) file a copy of the Notice as an exhibit

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to a Form 8-K with the United States Securities and Exchange Commission, and (ii) post a copy a the Notice, the Stipulation, and the Complaint on Globalstar’s corporate website, which documents shall remain posted on Globalstar’s corporate website through the Effective Date of the Settlement. Globalstar (or its successor-in-interest), on behalf of all other Defendants, shall pay or cause to be paid any and all Notice Costs, irrespective of whether the Court approves the Settlement, and in no event shall Plaintiffs or their counsel be responsible for any Notice Costs.
7.No later than seventeen (17) calendar days before the Settlement Hearing, Globalstar’s counsel shall file an affidavit attesting to compliance with the notice provisions set forth in this Order.
8.Any Current Globalstar Stockholder who continues to own such shares of Globalstar common stock as of the date of the Settlement Hearing may enter an appearance in the Action, at his, her, or its own expense, individually or through counsel of his, her, or its own choice, by filing a notice of appearance with the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 no later than ten (10) calendar days prior to the Settlement Hearing, and serving (electronically by File & ServeXpress, by hand, by first class U.S. mail, or by express service) copies of such notice of appearance upon each of the counsel set forth in paragraph 9 below,

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such that it is received no later ten (10) calendar days prior to the Settlement Hearing, or as the Court may otherwise direct. Any Current Globalstar Stockholder who does not enter an appearance will be represented by Plaintiffs’ Lead Counsel, and shall be deemed to have waived and forfeited any and all rights he, she, or it may otherwise have to appear separately at the Settlement Hearing.
9.Any Current Globalstar Stockholder who continues to own such shares of Globalstar common stock as of the date of the Settlement Hearing who objects to the Settlement and/or Plaintiffs’ Lead Counsel’s Fee and Expense Application who wishes to be heard (“Objector”), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Settlement and/or Plaintiffs’ Lead Counsel’s Fee and Expense Application unless he, she, or it has, no later than ten (10) calendar days prior to the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise director, upon application of such person and for good cause shown), filed a written objection with the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, and served (electronically by File & ServeXpress, by hand, by first class U.S. mail, or by express service) copies thereof upon each of the following counsel at the following addresses:

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Counsel for Plaintiffs:

Gregory V. Varallo, Esquire
RICHARDS LAYTON & FINGER P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801

Mark Lebovitch, Esquire
BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP
1251 Avenue of the Americas
New York, NY 10020

Counsel for Defendants James Monroe III, James Lynch, Richard Roberts,
and Thermo Companies, Inc.:

Kenneth J. Nachbar, Esquire
MORRIS, NICHOLS, ARSHT & TUNNELL LLP
1201 North Market Street
Wilmington, Delaware 19801

Counsel for Defendants John Kneuer, William Hasler, J. Patrick McIntyre,
and Kenneth Young:

Kevin R. Shannon, Esquire
POTTER ANDERSON & CORROON LLP
1313 North Market Street
Wilmington, Delaware 19801

Deborah S. Birnbach
GOODWIN PROCTER LLP
100 Northern Avenue
Boston, Massachusetts 02210

Counsel for Defendants Kyle Pickens and Tim Taylor:

Patricia L. Enerio, Esquire

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HEYMAN ENERIO GATTUSO & HIRZEL LLP
300 Delaware Avenue, Suite 200
Wilmington, DE 19801

Counsel for Nominal Defendant and Defendant Globalstar, Inc.:

Robert S. Saunders, Esquire
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
10.Any objections, filings, and other submissions: (a) must state the name, address, and telephone number of the Objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (b) must be signed by the Objector; (c) must contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the Objector wishes to bring to the Court’s attention, and if the Objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the Objector may call to testify and any exhibits the Objector intends to introduce into evidence at the hearing; and (d) must include documentation sufficient to prove that the Objector owned shares of Globalstar common stock as of the date of execution of the Stipulation and affirm that the Objector continues to hold such shares as of the date of filing of the objection and will continue to hold those shares as of the date of the Settlement Hearing.

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11.Unless the Court orders otherwise, any person or entity who does not make his, her or its objection in the manner provided herein shall: (a) be deemed to have waived and forfeited his, her or its right to object to any aspect of the proposed Settlement, Plaintiffs’ Lead Counsel’s Fee and Expense Application, or any Fee and Expense Award; (b) be forever barred and foreclosed from objecting to the fairness, reasonableness or adequacy of the Settlement, the Judgment to be entered approving the Settlement, Plaintiffs’ Lead Counsel’s Fee and Expense Application, or any Fee and Expense Award; and (c) be deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding, with respect to any matters concerning the Settlement, Plaintiffs’ Lead Counsel’s Fee and Expense Application, or any Fee and Expense Award.
12.All briefs in support of the approval of the Settlement and/or Plaintiffs’ Lead Counsel’s Fee and Expense Application shall be filed with the Court no later than seventeen (17) calendar days before the Settlement Hearing; and reply papers, if any, shall be filed no later than three (3) calendar days before the Settlement Hearing.
13.All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Settlement should be approved, Plaintiffs and all other Current Globalstar Stockholders are enjoined from filing, commencing, or prosecuting any Plaintiffs’

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Released Claims as against the Defendant Releasees in the Action or in any other lawsuit in any jurisdiction.
14.If the Settlement is approved by the Court following the Settlement Hearing, the Court shall enter the Judgment substantially in the form attached to the Stipulation as Exhibit C.
15.In the event that the Settlement is terminated pursuant to the terms of the Stipulation or the Effective Date otherwise fails to occur for any reason, the Settlement and the Stipulation (other than section 6.3 thereof) shall be canceled and terminated; this Order shall become null and void and be without prejudice to the rights of Plaintiffs, the other Current Globalstar Stockholders, Defendants, and the Company; and the Parties and all proceedings in the Action shall be deemed to have reverted to their respective litigation positions in the Action as of immediately prior to the execution of the Stipulation.
16.The Court retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.

______________________
Vice Chancellor

#1258210

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EXHIBIT B

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MUDRICK CAPITAL MANAGEMENT, L.P. and WARLANDER ASSET MANAGEMENT, LP, on behalf of themselves and all other similarly situated stockholders of GLOBALSTAR, INC., and derivatively on behalf of Nominal Defendant GLOBALSTAR, INC.,

Plaintiffs,

v.

JAMES MONROE III, JAMES LYNCH, RICHARD ROBERTS, WILLIAM HASLER, JOHN KNEUER, J. PATRICK MCINTYRE, KENNETH YOUNG, KYLE PICKENS, TIM TAYLOR, and THERMO COMPANIES, INC.,

Defendants

and

GLOBALSTAR, INC.

Nominal Defendant and Defendant.
)))))))))))))))))))))))))	C.A. No. 2018-0699 TMR

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF
STOCKHOLDER DERIVATIVE ACTION

TO:	ALL RECORD AND BENEFICIAL HOLDERS OF COMMON STOCK OF GLOBALSTAR, INC. AS OF THE CLOSE OF BUSINESS ON DECEMBER 14, 2018 (“CURRENT GLOBALSTAR STOCKHOLDERS”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
YOUR RIGHTS WILL BE AFFECTED BY THE ACTION.

This Notice relates to a proposed settlement (the “Settlement”) of the above-captioned stockholder derivative action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”). Subject to the approval of the Court, the proposed Settlement will resolve all claims brought in the action by plaintiffs Mudrick Capital Management, L.P. and Warlander Asset Management (collectively, “Plaintiffs”), on behalf of themselves and derivatively on behalf of Globalstar, Inc. (“Globalstar” or the “Company”), against defendants James Monroe III, James Lynch, Richard Roberts, William Hasler, John Kneuer, J. Patrick McIntyre, and Kenneth Young (collectively, the “Director Defendants”), defendants Kyle Pickens and Tim Taylor (collectively, the “Employee Defendants”), defendant Thermo Companies, Inc. (“Thermo”), and defendant and nominal defendant Globalstar (the Director Defendants, the Employee Defendants, Thermo, and Globalstar (in its capacity as a defendant) are collectively referred to herein as “Defendants”) (Plaintiffs, Defendants, and Globalstar (in its capacity as a nominal defendant) are collectively referred to herein as the “Settling Parties”). 1
PLEASE NOTE: The terms of the proposed Settlement are described in paragraphs 16 to 18 below. Because this Action was brought as a derivative action on behalf of and for the benefit of Globalstar, the benefits from the Settlement will go to Globalstar. Individual Globalstar stockholders will not receive any direct payment from the Settlement. Also, please note that there is no proof of claim form for stockholders to submit in connection with this Settlement, and stockholders are not required to take any action in response to this Notice.

WHAT IS THE PURPOSE OF THIS NOTICE?
1.The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the proposed Settlement affects Current Globalstar Stockholders’ legal rights.
_____________________
1 The terms and conditions of the proposed Settlement are set forth in the Stipulation and Agreement of Settlement, Compromise and Release dated December 14, 2018 (the “Stipulation”), which is publicly available for review as indicated in paragraph 34 below. All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.

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2.In a derivative action, one or more people and/or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. In this case, Plaintiffs have filed suit on behalf of themselves and on behalf of and for the benefit of Globalstar against Defendants seeking to enforce the Company’s legal rights. A description of the claims asserted in the Action is set forth in paragraphs 4, and 8 to 10 below.

3.As described more fully in paragraphs 28 to 33 below, Current Globalstar Stockholders have the right to object to the proposed Settlement and the application by Plaintiff’ counsel for an award of attorneys’ fees and expenses. Current Globalstar Stockholders also have the right to appear and be heard at the Settlement Hearing that will be held by the Court to consider the fairness, reasonableness, and adequacy of the proposed Settlement and Plaintiffs’ Counsel’s fee and expense application. See paragraphs 25 to below for more details about the Settlement Hearing, including the date and location of the hearing.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?
THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.
4.On April 24, 2018, a Special Committee of the Board of Directors of Globalstar (the “Special Committee”) comprised of McIntyre, Hasler, Kneuer, and Young (the “Special Committee Directors”) unanimously approved the terms of a merger between Globalstar and Thermo Acquisitions, Inc., an affiliate of Thermo, in exchange for Globalstar common stock valued at approximately $1.645 billion (the “Merger”). Later the same day, the Board of Directors of Globalstar (the “Board”) unanimously approved the Merger.

5.On May 4, 2018, Mudrick Capital sent a demand pursuant to 8 Del. C. § 220 to inspect certain books and records of Globalstar. Globalstar rejected the demand, but offered to meet and confer with Mudrick Capital with respect to the requested documents.

6.On May 17, 2018, Mudrick Capital commenced an action in the Court captioned Mudrick Capital Management, L.P. v. Globalstar, Inc., C.A. No. 2018-0351-TMR, by filing a Verified Complaint for Inspection of Books and Records

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(the “Section 220 Action”). During the course of the Section 220 Action, Globalstar and certain of the Director Defendants produced certain agreed-upon documents to Mudrick Capital.

7.On July 30, 2018, after trial, briefing, and oral argument, the Court issued a Memorandum Opinion directing Globalstar and certain of the Director Defendants to provide additional books and records to Mudrick Capital. In accordance with that Opinion and the parties’ subsequent stipulation, Globalstar and certain of the Director Defendants made productions to Mudrick Capital on August 7, August 14, August 21, August 28, September 4, September 6, and September 20.

8.On August 1, 2018, Globalstar and Thermo announced that they had terminated the Merger by mutual written agreement;

9.On September 25, 2018, Plaintiffs commenced the Action by filing a Verified Complaint for Derivative and Direct Claims (the “Complaint”) challenging the approval of the Merger by the Special Committee and the Board and certain other related actions. As noted below, Defendants deny the allegations of the Complaint. The Complaint asserts, inter alia, that:

(i)    Monroe’s pre-announced sale of 38 million shares of Globalstar stock (approximately 3% of the total outstanding shares) on the market in December 2017, was allegedly designed to depress the value of Globalstar’s common stock in anticipation of the Merger and was at a time Monroe was allegedly in possession of material, adverse, non-public information about the Company, and therefore constituted insider trading in breach of his fiduciary duties;
(ii)    The merger significantly undervalued Globalstar, and the Director Defendants’ consideration and approval of the Merger constituted a breach of the Directors Defendants’ fiduciary duties;
(iii)    The grant of Restricted Stock Units to the Director Defendants in February 2018 constituted unjust enrichment to the Director Defendants;
(iv)    Monroe’s and Thermo’s involvement in the sales process and approval of the Merger constituted a breach of their fiduciary duties as controlling stockholders;
(v)    The Employee Defendants aided and abetted the Director Defendants’ alleged breach of their fiduciary duties;

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(vi)    Monroe’s actions warrant a declaratory judgment that he breached his duty of loyalty to Globalstar; and
(vii)    Plaintiffs are entitled to their attorneys’ fees associated with their actions that allegedly caused Globalstar to terminate the Merger.
10.The Complaint seeks relief including (i) declarations that the Director Defendants and Thermo breached fiduciary duties owed to Globalstar and that the Employee Defendants aided and abetted such breach, (ii) compensatory and rescissory damages for losses allegedly incurred by Globalstar as a result of such alleged wrongdoing, (iii) compensatory damages for losses allegedly suffered by Plaintiffs as a result of such alleged wrongdoing, and (iv) an award of attorneys’ fees and costs to Plaintiffs.

11.On October 8, 2018, Plaintiffs served on certain Defendants their First Request for Production of Documents Directed to Defendants and Nominal Defendant.

12.On October 11, 2018, Plaintiffs served a subpoena duces tecum on Moelis & Company, which had served as the financial advisor to the Special Committee in connection with its review of the Merger in 2018; and, on October 12, 2018, Plaintiffs served a subpoena duces tecum on Allen & Company LLC and a subpoena duces tecum on Centerview Partners LLC, each of which had served as a financial advisor to the Special Committee in connection with its review of a prior proposed transaction between Globalstar and Thermo in 2017.

HOW WAS THE SETTLEMENT REACHED?

13.Beginning in early October 2018, representatives of the Plaintiffs and certain Defendants began discussing a potential resolution of claims that Plaintiffs had asserted, which resolution would include resignation of two of the Director Defendants, election to the Globalstar Board of two new independent directors nominated by Plaintiffs and elected by stockholders other than Thermo and its Affiliates (the “Thermo Parties”) and significant corporate governance changes.

14.On October 29, 2018, the principals of Plaintiffs, Thermo and Globalstar met in person to further discuss the proposed settlement. Thereafter, representatives of the Settling Parties continued to engage in arm’s-length negotiations concerning the terms of the potential settlement.

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15.On December 14, 2018, after extensive arm’s-length negotiations among the Settling Parties, who were all represented by counsel with extensive experience and expertise in stockholder litigation, the Settling Parties reached an agreement on the terms of this Stipulation providing for the settlement of Plaintiffs’ claims against Defendants in the Action on the terms set forth therein, subject to due diligence. The Settlement set forth herein reflects the results of the Settling Parties’ negotiations.

WHAT ARE THE TERMS OF THE SETTLEMENT?

16.As consideration for the for the Settlement, the Settling Parties have agreed to undertake the following action as described in the Stipulation and set forth herein:

A.	Actions Implemented Upon Execution Of The Stipulation.
Financing: Globalstar will take the steps necessary to conduct an equity offering pursuant to which shares of Globalstar common equity are issued at a market price (unless otherwise agreed by the Parties), as measured by the volume-weighted average closing price of Globalstar stock during the two (2) business days of trading prior to the pricing of such offering issued to the public, in an amount recommended by Globalstar’s management of not more than $60 million (excluding the underwriter’s option), that is open to all qualified and readily identifiable Globalstar investors on a pro rata basis (the “Financing”). Each of Plaintiffs and Thermo will support the Financing by (i) each committing to purchase upon the signing of the Stipulation, their pro rata share of the Financing, on equal terms and based on their respective ownerships of Globalstar’s outstanding shares and (ii) providing a backstop of the Financing, upon the signing of the Stipulation, by which each of Plaintiffs and Thermo will purchase on equal terms their pro rata share, based on their respective equity ownerships of the shares owned by Plaintiffs and Thermo, of the shares offered to persons other than Plaintiffs and Thermo, but not purchased by such persons.
The Settling Parties agreed that the Financing would commence promptly upon execution of the Stipulation on December 14, 2018. The Financing is currently underway.

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B.	Actions To Be Implemented Upon Plaintiffs’ Affirmation After Completion Of Due Diligence That They Will Proceed With The Settlement.
The Settling Parties will take the steps necessary to accomplish the following terms. To effectuate and implement the terms set forth below, as soon as reasonably practicable under applicable federal securities laws, Globalstar’s Certificate of Incorporation shall be amended as set forth in Exhibit D to the Stipulation and the Bylaws of Globalstar shall be amended as set forth in Exhibit E to the Stipulation.
“Relevant Time Period” means until such time as the Thermo Parties no longer beneficially own 45% or more of Globalstar’s outstanding common stock.
Minority Stockholder Board Representatives: During the Relevant Time Period, two of the seven Board seats shall be held by director nominees (“Minority Directors”) elected by a plurality vote of Independent Stockholders entitled to vote thereon.
Those changes shall be effectuated as follows:
(i) Plaintiffs shall designate Ben Wolff and Keith Cowan to serve as the initial Minority Directors (the “Initial Minority Directors”);
(ii) Globalstar shall designate Michael Lovett, who qualifies as an Independent Director, and Tim Taylor to serve on the Board. For the avoidance of doubt, neither Mr. Lovett nor Mr. Taylor shall be considered a Minority Director;
(ii) Four Defendants agreed upon by the Settling Parties (the “Resigning Directors”) shall resign as members of the Board, and upon such resignations, all awards of Globalstar equity previously granted to the Resigning Directors shall become vested;
(iii) Upon the resignations of the Resigning Directors, the remaining members of the Board shall appoint Mr. Wolff and Mr. Cowan as the Initial Minority Directors and shall appoint Mr. Lovett and Mr. Taylor as Directors, each of whom shall serve for the remaining terms of their respective director classes, as follows:

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Ben Wolff ...........    Class A
Keith Cowan.......    Class A
Michael Lovett ...    Class C
Tim Taylor...........    Class B
(iv) Contemporaneous with the appointment of the Initial Minority Directors, the remaining members of the Board shall appoint one Initial Minority Director to serve as a member of the Compensation Committee and one Initial Minority Director to serve as a member of the Nominating & Corporate Governance Committee;
(vi) The Board shall adopt a resolution establishing the Strategic Review Committee, with all of the powers and responsibilities defined in Paragraph 2.1.2(c) of the Stipulation (and described herein), effective immediately and to remain in place until the adoption of the Certificate of Incorporation contemplated by Paragraph 2.1.2 of the Stipulation (and described herein); and
(vii) During the Relevant Time Period: (a) following the expiration of the terms of the Initial Minority Directors, future Minority Directors shall be elected by a plurality vote of the Globalstar shares held by the Independent Stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of Minority Directors; provided that the Thermo Parties shall not be entitled to vote on, or consent to, or have any voting power with respect to the election (including to fill a vacancy) or removal without cause of the Minority Directors; (b) vacancies in any directorship previously held by a Minority Director may be filled only by a plurality votes of the shares present in person or represented by proxy at the annual meeting or special meeting called by the Strategic Review Committee, and entitled to vote on the election of Minority Directors; (c) Minority Directors shall be nominated in accordance with Paragraph 2.1.2(c) of the Stipulation or by a stockholder other than the Thermo Parties; provided, however, that, for the in the avoidance of doubt, the Thermo Parties may suggest individuals for nomination as Minority Directors to the Strategic Review Committee; and (d) in the event that the Board is expanded, the first two (2) additional members of the Board nominated by the Board shall be seasoned experts in the telecom industry approved by the Strategic Review Committee and by Monroe, such approval not to be unreasonably withheld.
Independent Stockholder Review: During the Relevant Time Period, the Company shall not have power to effect a Related Party Transaction unless

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such Related Party Transaction shall be approved by the affirmative vote of a majority of shares of common stock owned by stockholders other than the Thermo Parties and voting affirmatively or negatively on the matter.
“Related Party Transaction” means any transaction between Globalstar, on the one hand, and one or more of the Thermo Parties, on the other hand, that either (i) requires a stockholder vote pursuant to the General Corporation Law of the State of Delaware or (ii) has a value (as determined in good faith by the Strategic Review Committee) of $5,000,000 or more; provided, however, that none of the following shall be a Related Party Transaction: (i) a financing that includes participation by one or more of the Thermo Parties on terms equal (as determined in good faith by the Board) to other parties (including, for the avoidance of doubt, the equity offering or similarly-structured capital raising transaction contemplated by the Judgment) (a “Permitted Financing”), (ii) the conversion of subordinated debt held by Thermo into capital stock of the Company in accordance with the terms of such debt as existing as of the Effective Date (a “Debt Conversion”), (iii) the exercise of options by the Thermo Parties (including, for the avoidance of doubt, Monroe) in accordance with the terms of such options as existing as of the Effective Date (an “Option Conversion”), and (iv) a lease with respect to the Company’s headquarters (a “Lease” and, with a Permitted Financing, a Debt Conversion, and an Option Conversion, a “Carve Out Transaction”). Any determination made by the Strategic Review Committee or the Board as to the above matters shall be final, conclusive and binding.
Strategic Review Committee: The Board shall adopt a resolution establishing the Strategic Review Committee Charter as set forth in Exhibit F to the Stipulation and Globalstar’s certificate of incorporation shall be amended as set forth in Exhibit D to the Stipulation requiring that the Board shall establish a standing Strategic Review Committee that shall remain in place throughout out the end of the Relevant Time Period.
Unless the Strategic Review Committee is prohibited under applicable law from having the power or authority to act on any of the following matters, the Strategic Review Committee shall have exclusive responsibility for oversight, review, and approval (to the extent permitted by law) or disapproval of the business matters set forth below and in the Stipulation; provided that, to the extent that any of the following business matters, or any matter set forth in the charter of the Strategic Review Committee as set forth in Exhibit F to the Stipulation, cannot be approved solely by the Strategic Review Committee and requires approval of the full Board under applicable law, the Company shall

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not have the power to take such action, and any such action shall be void ab initio, unless such action is approved by the Board only after the approval of such action has been recommended to the Board by the Strategic Review Committee:
(i) any acquisition by the Thermo Parties of additional newly-issued securities of the Company (other than pursuant to a Carve Out Transaction);
(ii) any extraordinary corporate transaction, such as a merger, reorganization, or liquidation, involving the Company or any of its subsidiaries;
(iii) any sale or transfer of a material amount of assets of the Company or any sale or transfer of assets of any of the Company’s subsidiaries, which are material to the Company;
(iv) any change in the Board, including any plans or proposals to change the number or term of directors; other than (a) nominations for election or reelection to the Board (except nominations for election or reelection of Minority Directors in connection with the end of a term of a Minority Director, which shall be within the authority of the Strategic Review Committee) and (b) nominations and appointments of individuals to fill vacancies or newly created directorships (except nominations and appointments to fill vacancies of Minority Director seats, which shall be within the authority of the Strategic Review Committee);
(v) any material change in the present capitalization or dividend policy of the Company (other than pursuant to a Carve Out Transaction);
(vi) any other material changes in the Company’s lines of business or corporate structure (other than pursuant to a Carve Out Transaction); and
(vii) any transaction between the Company, on the one hand, and one or more of the Thermo Parties, on the other hand, that has a value (as determined in good faith by the Strategic Review Committee) in excess of $250,000, except for any Carve Out Transaction, and subject to the matters discussed on a Schedule delivered by Defendants’ Counsel to Plaintiffs’ Counsel pursuant to the Judgment and on file at the Corporation’s headquarters.
The Board shall appoint four (4) directors to serve on the Strategic Review Committee, two of whom shall consist of the then-serving Minority Directors,

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and the other two of whom shall be Independent Directors (as determined in good faith by the Board, but at a minimum, who would qualify (as determined in good faith by the Board) as “independent directors” under the rules and regulations of the New York Stock Exchange); provided that (i) Monroe shall not serve as a member of the Strategic Review Committee (but the committee may consult with Monroe as it deems appropriate); and (ii) notwithstanding anything to the contrary in the Stipulation, solely for purposes of constituting the Strategic Review Committee, the requirement of an Independent Director shall be waived for one time (and one time only) to allow Tim Taylor to be appointed and serve on the Strategic Review Committee.
Contemporaneous with the adoption of the resolution establishing the Strategic Review Committee provided for in Paragraph 2.1.2(a)(vi) of the Stipulation, the Board shall appoint Ben Wolff, Keith Cowan, William Hasler, and Tim Taylor as the initial members of the Strategic Review Committee; provided that, during a fourteen (14) day period commencing on the date six (6) months after the adoption of the resolution establishing the Strategic Review Committee, and recurring at each six (6) month interval thereafter for as long as Mr. Taylor is serving on the committee, the then-serving Minority Directors may, by notice signed by each Minority Director and delivered to the Secretary of the Corporation, remove Mr. Taylor as a member of the Strategic Review Committee (at which time Mr. Taylor shall be disqualified from serving on the Strategic Review Committee and shall not be deemed an Independent Director for any purpose). In the event that Mr. Taylor departs from the Strategic Review Committee for any reasons whatsoever, the Board shall appoint Michael Lovett to serve on the Strategic Review Committee, unless Mr. Lovett is no longer a director of Globalstar, in which case the Board shall appoint an Independent Director to serve on the Strategic Review Committee.
The Strategic Review Committee shall require the affirmative vote of a majority of its authorized number of members (regardless of vacancies thereon) in order to take action at a meeting; provided that, (i) to the extent the Strategic Review Committee fails to obtain such vote on any particular matter of business before it, the Strategic Review Committee shall consult with the Board until such vote is obtained and (ii) in the event the Strategic Review Committee cannot obtain such vote for any single nominee for Minority Director, then the Strategic Review Committee shall nominate two (2) such nominees for each Minority Director seat subject to election, and the members of the Strategic Review Committee who are Minority Directors shall each have three votes with respect to one nominee for Minority Director and the members of the Strategic Review Committee who are not Minority Directors shall each have three votes with

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respect to the other nominee for Minority Director. For the avoidance of doubt, pursuant to the immediately preceding sentence, the Strategic Review Committee may nominate and include on the annual or special meeting proxy card two candidates for a Minority Director seat.
In the event that the Strategic Review Committee is required to review a Related Party Transaction, the Strategic Review Committee may convene (for purposes of discussions but not to vote) in executive session outside the present of any employee or Affiliates of the Thermo Parties.

C.	Actions To Be Implemented Upon The Effective Date
Conversion: Thermo shall agree that it will convert all of its outstanding subordinated debt to equity at its contractual conversion price within five (5) business days after any of the following events: (i) the refinancing of 85% or more of Globalstar’s bank debt; (ii) extension of the maturity of all of Globalstar’s bank debt of two years or more; (iii) a minimum $150 million refinancing of Globalstar’s bank debt with a minimum two year extension on the remaining balance; or (iv) an amortization holiday or holidays pursuant to which Globalstar is relieved of the obligation to make principal payments for two years or longer (the “Conversion”).
D.    Public Announcement
Globalstar issued a press release disclosing the principal terms of the Settlement and stating that the first order of business for of the Strategic Review Committee will be to assess financing options for the Company’s existing debt. The Settling Parties agreed that Globalstar would make such disclosures promptly upon execution of the Stipulation.
A copy of the press releases is available at www.globalstar.com/en-us/corporate/press/ and was filed as an exhibit to a Form 8-K with the United States Securities and Exchange Commission.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

17.If the Settlement is approved by the Court, and if the other conditions of the Settlement are satisfied, the Court will enter a judgment (the “Judgment”). The Judgment will dismiss the Action with prejudice and the following releases the “Releases”) will occur:

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Release of Claims by Plaintiffs and Current Globalstar Stockholders: Upon the Effective Date, Plaintiffs, in their individual capacities and derivatively on behalf of Globalstar, and each and every other Current Globalstar Stockholder (excluding Defendant Releasees), derivatively on behalf of Globalstar, shall fully, finally, and forever release, settle, and discharge each of the Plaintiffs’ Released Claims (defined below) against each of the Defendant Releasees (defined below), except that, to the extent that the Court enters a judgment in advance of any Fee and Expense Award (as defined in Paragraph 4.2), Count VII of the Complaint shall be released upon final resolution of such application for Fees and Expenses. For the avoidance of doubt, the Plaintiffs’ Released Claims include all of the claims that were asserted against Defendants in the Action or could have been asserted against Defendants based on the facts alleged in the Action, but do not include claims based on future conduct of the Defendant Releasees, including any conduct of the Defendant Releasees after the date of execution of this Stipulation, that are unrelated to this Action.
“Plaintiffs’ Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that (i) were asserted by Plaintiffs in the Complaint filed in the Action, or (ii) could have been asserted in the Action or in any other court, tribunal, or proceeding by Plaintiffs or any other Globalstar stockholder derivatively on behalf of Globalstar, or by Globalstar directly against any of the Defendant Releasees based on the facts alleged in the Complaint, except for claims relating to the enforcement of the Settlement. For the avoidance of doubt, the Plaintiffs’ Released Claims do not include (i) any direct claims of any Globalstar stockholder, including any claims arising out of, based upon, or relating to the federal or state securities laws (other than direct claims brought in this Action); or (ii) any claims that arise out of, are based upon, or relate to any conduct of the Defendant Releasees after the date of the filing of this Stipulation.
“Defendant Releasees” means Globalstar, each of Defendants, and any other current or former officer or director of Globalstar and its subsidiaries, affiliates

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and controlling persons, together with each of the foregoing persons’ respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.
Release of Claims by Defendants and Globalstar: Upon the Effective Date, Defendants and the other Defendant Releasees, on behalf of themselves and any other person or entity who could assert any of the Defendants’ Released Claims (defined below) on their behalf, shall fully, finally, and forever release, settle, and discharge each of the Defendants’ Released Claims (defined below) against each of the Plaintiff Releasees (defined below). For the avoidance of doubt, the Defendants’ Released Claims do not include claims based on future conduct of the Plaintiff Releasees, including any conduct of the Plaintiff Releasees after the date of execution of this Stipulation, that are unrelated to this Action.
“Defendants’ Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys' fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that arise out of or relate in any way to any Plaintiffs’ institution, prosecution, or settlement of the claims against Defendants in the Action, except for claims relating to the enforcement of the Settlement.
“Plaintiff Releasees” means each of the Plaintiffs, all other Globalstar stockholders, and any current or former officer or director of any Globalstar

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stockholder, together with each of the foregoing persons’ respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys (including all Plaintiffs’ Counsel in the Action), counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.
Releases Include Unknown Claims
“Unknown Claims” means claims that a Settling Party did not know or suspect to exist at the time of agreeing to a Release, which if known, might have affected the Settling Parties’ decision to enter into such Release.
Upon the Effective Date, Plaintiffs and Defendants shall have expressly waived and relinquished and, by operation of the Judgment, each and every other Current Globalstar Stockholder and each and every other Defendant Releasee shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits conferred by Section 1542 of the California Civil Code (and any equivalent, comparable, or analogous provisions of the laws of the United States or any state or territory thereof, or of the common law). Section 1542 of the California Civil Code provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Plaintiffs, in their individual capacities and derivatively on behalf of Globalstar, acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the subject matter of the Plaintiffs’ Released Claims, but that it is their intention to fully, finally, and forever settled and release with prejudice any and all of the Plaintiffs’ Released

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Claims, without regard to the subsequent discovery or existence of such additional or different facts, to the fullest extent permitted by law; and Defendants acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the subject matter of the Defendants’ Released Claims, but that it is their intention to fully, finally, and forever settle and release with prejudice any and all of the Defendants’ Released Claims, without regard to the subsequent discovery or existence of such additional or different facts, to the fullest extent permitted by law.
18.Pending final determination of whether the Settlement should be approved, the Settling Parties agree not to institute, commence, prosecute, continue, or in any way participate in any action or other proceeding asserting any Plaintiffs’ Released Claims against and Defendants’ Releasees or any Plaintiffs’ Released Claims against any Plaintiffs’ Releasees.

WHAT ARE THE REASONS FOR SETTLING THE ACTION?

19.Plaintiffs believe that the claims asserted in the Action had merit when filed and continue to have merit, and Plaintiffs are settling the claims asserted in the Action because they believe that the Settlement will provide significant value to Globalstar and its stockholders;

20.Defendants are entering into the Settlement solely because it will eliminate the distraction, burden, expense, and uncertainty of further protracted litigation. Defendants deny, and continue to deny, the principal facts alleged in the Complaint, and specifically deny that any of them has committed or threatened to commit any violations of law, breaches of duty, or other wrongdoing toward Globalstar, Plaintiffs, or anyone else concerning any of the claims or requests for relief set forth in the Complaint. Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing, or damages. This Settlement shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of Defendants, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have, or could have, asserted.

21.The Board has determined that a settlement pursuant to the terms set forth in this Stipulation is fair and reasonable, and is advisable and in the best interests of, Globalstar and its stockholders.

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HOW WILL THE ATTORNEYS BE PAID?

22.Plaintiffs reserved the right to make a petition to the Court for an award of attorneys’ fees and expenses (the “Fees and Expenses”). Defendants reserved the right to oppose any such petition for Fees and Expenses on any ground.

23.The Court will determine the amount of any fee and expense award to Plaintiffs’ Counsel (the “Fee and Expense Award”). The full amount of any Fee and Expenses Award shall be paid by Globalstar (or its successor-in-interest) or its insurers). Globalstar stockholders are not personally liable for any such fees or expenses.
24.The Settling Parties did not begin negotiating the amount of any application by Plaintiffs’ Lead Counsel for an award of attorneys’ fees until after they had reached agreement on all material terms of the Stipulation. An award of Fees and Expenses is not a necessary term of the Settlement and is not a condition of the Settlement.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD?

25.The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held on ____________ __, 2019, at _:__ _.m., in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware, 19801. At the Settlement Hearing, the Court will: (a) determine whether the Court should approve the Settlement as fair, reasonable, and adequate; (b) determine whether the Order and Judgment should be entered dismissing the Action; (c) consider Plaintiffs’ Counsel’s Fee and Expense Application; (d) hear and determine any objections to the Settlement or Plaintiffs’ Counsel’s Fee and Expense Application; and (e) rule on such other matters as the Court may deem appropriate.

26.The Court has reserved the right to adjourn and reconvene the Settlement Hearing, including consideration of Plaintiffs’ Counsel’s Fee and Expense Application, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the Settling Parties and without further notice to you.

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27.Current Globalstar Stockholders do not need to attend the Settlement Hearing. The Court will consider any submission made in accordance with the provisions below even if you do not attend the hearing.

DO I HAVE THE RIGHT TO OBJECT?

28.Any person or entity that owned Globalstar common stock as of December 14, 2018 (the date of execution of the Stipulation) and continues to own such stock through ____________, 2019 (the date of the Settlement Hearing), may object to the Settlement or Plaintiffs’ Counsel’s Fee and Expense Application. Objections must be in writing and must be filed, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery, Court of Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, no later than ____________, 2019. Copies of the objection and all supporting papers must also be served (electronically by File & ServeXpress, by hand, by first class U.S. mail, or by express service) upon each of the following counsel such that they are received on or before ___________, 2019.

Counsel for Plaintiffs:
Gregory V. Varallo, Esquire
RICHARDS LAYTON & FINGER P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801

Mark Lebovitch, Esquire
BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP
1251 Avenue of the Americas
New York, NY 10020

Counsel for Defendants James Monroe III, James Lynch, Richard Roberts, and Thermo Companies, Inc.:
Kenneth J. Nachbar, Esquire
MORRIS, NICHOLS, ARSHT & TUNNELL LLP
1201 North Market Street
Wilmington, Delaware 19801

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Counsel for Defendants John Kneuer, William Hasler, J. Patrick McIntyre, and Kenneth Young:
Kevin R. Shannon, Esquire
POTTER ANDERSON & CORROON LLP
1313 North Market Street
Wilmington, Delaware 19801

Deborah S. Birnbach, Esquire
GOODWIN PROCTER LLP
100 Northern Avenue
Boston, Massachusetts 02210

Counsel for Defendants Kyle Pickens and Tim Taylor:
Patricia L. Enerio, Esquire
HEYMAN ENERIO GATTUSO & HIRZEL LLP
300 Delaware Avenue, Suite 200
Wilmington, DE 19801

Counsel for Nominal Defendant and Defendant Globalstar, Inc.:
Robert S. Saunders, Esquire
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
920 North King Street
Wilmington, Delaware 19801

29.Any objections, filings, and other submissions: (a) must state the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (b) must be signed by the objector; (c) must contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (d) must include documentation sufficient to prove that the objector owned shares of Globalstar common stock as of the date of execution of the Stipulation and affirm that the objector continues to hold such shares

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as of the date of filing of the objection and will continue to hold those shares as of the date of the Settlement Hearing.

30.You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

31.If you wish to be heard orally at the hearing in opposition to the approval of the Settlement or Plaintiffs’ Counsel’s Fee and Expense Application, in addition to filing and serving a timely written objection as described above, you must also file a notice of appearance with the Register in Chancery and serve it on counsel for Plaintiffs and Defendants at the addresses set forth in paragraph 28 above so that it is received on or before ___________, 2019. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

32.You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on counsel for Plaintiffs and Defendants at the addresses set forth in paragraph 28 above so that the notice is received on or before ___________, 2019.

33.Unless the Court otherwise directs, any person or entity who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement, Plaintiffs’ Counsel’s Fee and Expense Application, or any other matter related to the Settlement, in the Action or any other action or proceeding.

WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

34.This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation of Settlement, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery,

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Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, during regular business hours of each business day. You may also view a copy of the Stipulation and the Complaint at www.globalstar.com/en-us/corporate/press/ or at www.blbglaw.com. If you have questions regarding the Settlement, you may write or call the following counsel for Plaintiffs:

DO NOT CALL OR WRITE THE COURT OR THE OFFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE.
Dated: ____________, 2018
BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE
12416136.6

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EXHIBIT C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MUDRICK CAPITAL MANAGEMENT, L.P. and WARLANDER ASSET MANAGEMENT, LP, on behalf of themselves and all other similarly situated stockholders of GLOBALSTAR, INC., and derivatively on behalf of Nominal Defendant GLOBALSTAR, INC.,

Plaintiffs,

v.

JAMES MONROE III, JAMES LYNCH, RICHARD ROBERTS, WILLIAM HASLER, JOHN KNEUER, J. PATRICK MCINTYRE, KENNETH YOUNG, KYLE PICKENS, TIM TAYLOR, and THERMO COMPANIES, INC.,

Defendants

and

GLOBALSTAR, INC.

Nominal Defendant and Defendant.
)))))))))))))))))))))))))	C.A. No. 2018-0699 TMR
FINAL ORDER AND JUDGMENT
A hearing having been held before this Court on ____________, 2019, pursuant to the Court’s Order of ________ __, 201__ (the “Scheduling Order”), upon the Stipulation and Agreement of Settlement, Compromise and Release, dated as of December 14, 2018 (the “Stipulation”), entered into in the above-captioned stockholder derivative action (the “Action”), which is incorporated herein by reference, it appearing that due notice of the hearing has been given in accordance with the Scheduling Order, the parties to the Action (the “Parties”) having appeared by their respective attorneys of record, the Court having heard and considered evidence in support of the proposed Settlement, the attorneys for the Parties having been heard, an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order, the Court having determined that notice to Current Globalstar Stockholders was adequate and sufficient, and the entire matter of the proposed Settlement having been heard and considered by the Court,
IT IS HEREBY ORDERED, ADJUDGED, AND DECREED, this ___ day of ____________, 2019, that:
1.Unless otherwise defined herein, all defined terms shall have the meaning set forth in the Stipulation and Scheduling Order.
2.The Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement of the Action, as well as personal jurisdiction over all of the Parties and each of the Current Globalstar Stockholders, and it is further determined that Plaintiffs, Defendants, the Company, and all Current Globalstar Stockholders, as well as their heirs, executors, successors, and assigns, are bound by this Final Order and Judgment.

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3.Notice has been given to Current Globalstar Stockholders, pursuant to and in the manner directed by the Scheduling Order, proof of dissemination of the Notice was filed with the Court, and full opportunity to be heard has been offered to all Parties and to all other persons and entities in interest with respect to all matters relating to the Settlement. The form and manner of the Notice is hereby determined to have provided due and sufficient notice of the Settlement and to have been given in full compliance with the requirements of Court of Chancery Rule 23.1 and due process.
4.Based on the record in the Action, each of the provisions of Court of Chancery Rule 23.1 has been satisfied and the Action has been properly maintained according to the provisions of Court of Chancery Rule 23.1.
5.The Settlement is found to be fair, reasonable, adequate, and in the best interests of Globalstar and its stockholders, and is hereby approved pursuant to Court of Chancery Rule 23.1. The Parties are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions, and the Register in Chancery is directed to enter and docket this Final Order and Judgment.
6.The Action is hereby dismissed with prejudice. The Parties shall bear their own fees, costs, and expenses, except as provided in Paragraph 12 below or as otherwise provided in the Stipulation and the Scheduling Order.

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7.Upon the Effective Date of the Settlement, Plaintiffs, in their individual capacities and derivatively on behalf of Globalstar, and each and every other Current Globalstar Stockholder, derivatively on behalf of Globalstar, shall fully, finally, and forever release, settle, and discharge each of the Plaintiffs’ Released Claims against each of the Defendant Releasees. For the avoidance of doubt, the Plaintiffs’ Released Claims include all of the claims that were asserted against Defendants in the Action or could have been asserted against Defendants based on the facts alleged in the Action, but do not include claims based on future conduct of the Defendant Releasees, including any conduct of the Defendant Releasees after the date of execution of the Stipulation, that are unrelated to this Action. To the extent that the Court does not award Fees and Expenses contemporaneously with the entry of this Order and Judgement, Count VII of the Complaint shall be released upon final resolution of Plaintiffs’ application for Fees and Expenses.
8.Upon the Effective Date of the Settlement, Defendants and the other Defendant Releasees, on behalf of themselves and any other person or entity who could assert any of the Defendants’ Released Claims on their behalf, shall fully, finally, and forever release, settle, and discharge each of the Defendants’ Released Claims against each of the Plaintiff Releasees. For the avoidance of doubt, the Defendants’ Released Claims do not include claims based on future conduct of the Plaintiff

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Releasees, including any conduct of the Plaintiff Releasees after the date of execution of the Stipulation, that are unrelated to this Action.
9.The Parties are hereby authorized, without further approval from the Court, to agree to adopt such amendments and modifications of the Stipulation that are consistent with this Final Order and Judgment and that do not limit the rights of Plaintiffs, Defendants, the Company, or the Company’s stockholders under the Stipulation. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.
10.Neither this Final Order and Judgment, nor the Stipulation or its negotiation, nor any proceedings taken pursuant thereto shall be deemed or argued to be evidence of or to constitute an admission or concession by: (a) Defendants, the Company, or any of the other Defendant Releasees of (i) the truth of any fact alleged by Plaintiffs; (ii) the validity of any claims or other issues raised, or which might be or might have been raised, in the Action or in any other litigation; (iii) the deficiency of any defense that has been or could have been asserted in the Action or in any litigation; or (iv) any wrongdoing, fault, or liability of any kind by any of them, which each of them expressly denies; or (b) Plaintiffs or any of the other Plaintiff Releasees that any of their claims are without merit, that any of the Defendants or Defendant Releasees had meritorious defenses, or that the consideration provided under the

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Settlement represents the consideration which could be or would have been achieved after trial.
11.In the event that the Settlement is terminated pursuant to the terms of the Stipulation or the Effective Date otherwise fails to occur for any other reason, then: (i) the Settlement and the Stipulation, including, but not limited to, the Releases provided in the Stipulation, shall be null and void; (ii) this Final Order and Judgment and related orders entered by the Court shall in all events be treated as vacated, nunc pro tunc; (iii) the Releases provided under this Final Order and Judgment shall be null and void; (iv) the fact of the Settlement shall not be admissible in any proceeding before any court or tribunal; (v) the Settling Parties shall be deemed to have reverted to their respective litigation positions in the Action as of immediately prior to the execution of the Stipulation; (vi) the Settling Parties shall proceed in all respects as if the Stipulation and any related orders had not been entered; and (vii) the Settling Parties shall consent to the Court entering any orders necessary to restore the Settling Parties to the positions that they would have been in as if the Stipulation and any related orders had not been entered, except that no such order shall alter the Financing.
12.Plaintiffs’ Lead Counsel, for the benefit of themselves and all other Plaintiffs’ Counsel, are awarded attorneys’ fees and expenses in the amount of $_____________ (inclusive of costs), which award the Court finds to be fair and

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reasonable, and which shall be paid by Globalstar (or its successor-in-interest) to Plaintiffs’ Lead Counsel in accordance with the Stipulation.
13.No proceedings or Court order with respect to the award, if any, of attorneys’ fees, costs, or expenses to Plaintiffs’ counsel shall in any way disturb or affect this Final Order and Judgment (including precluding it from becoming Final or otherwise being entitled to preclusive effect), and any such proceedings or Court order shall be considered separate from this Final Order and Judgment.
14.Without affecting the finality of this Final Order and Judgment in any way, this Court reserves jurisdiction over all matters relating to the administration, enforcement, and consummation of the Settlement and this Final Order and Judgment.

______________________
Vice Chancellor

#1258227

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EXHIBIT D

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF GLOBALSTAR, INC.

The name of the corporation is Globalstar, Inc. (the “Corporation”). The Corporation was originally formed on November 21, 2003 as a Delaware limited liability company named New Operating Globalstar LLC. The Corporation converted to a Delaware corporation under the name Globalstar, Inc. and filed the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware on March 17, 2006.

FIRST

The name of the Corporation is Globalstar, Inc. (the “Corporation”).

SECOND

The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH

The Corporation shall have the authority to issue Two Billion (2,000,000,000) total shares of capital stock, consisting of One Hundred Million (100,000,000) shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), and One Billion Nine Hundred Million (1,900,000,000) shares of common stock, $0.0001 par value per share (the “common stock”), of which One Billion Five Hundred Million (1,500,000,000) shares shall be voting common stock (the “Common Stock”) and Four Hundred Million (400,000,000) shares shall be nonvoting common stock (the “Nonvoting Common Stock”).
Subject to the provisions of law, the rights, preferences and limitations of the common stock shall be as set forth in this Article Fourth. The Board of Directors of the Corporation (the “Board”) is hereby authorized, without requirement of the consent, approval or authorization of the stockholders of the Corporation, except as otherwise expressly required by the terms of this Amended and Restated Certificate of Incorporation (as it may be amended from time to time, including, without limitation, the terms of any certificate or resolution designating the rights, powers, preferences, qualifications, limitations and restrictions of any series of Preferred Stock, the “Certificate of Incorporation”), to authorize, establish, designate, create and issue by resolution of the Board from time to time one or more series of Preferred Stock, each such series having such rights, powers, preferences, qualifications, limitations and restrictions as the Board shall designate in such resolution.

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A.    COMMON STOCK
Except as otherwise expressly provided in this Certificate of Incorporation, all outstanding shares of common stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The holders of shares of common stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation.
1.Dividends. Subject to the provisions of law and the rights that may be granted to holders of any Preferred Stock, the holders of common stock shall be entitled to receive out of funds legally available therefor a prorata share of any dividends that the Board in its sole discretion may declare. The Board may fix a record date for the determination of holders of shares of common stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than sixty (60) days nor less than ten (10) days prior to the date fixed for payment of the dividend.

2.Liquidation, Dissolution or Winding-Up and Distributions. Subject to the provisions of law and any rights that may be granted to holders of any Preferred Stock, the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the Corporation shall be distributed ratably among the holders of the common stock.

3.Conversion Rights.

(A)Conversion of Nonvoting Common Stock. Upon the first to occur of the events described below (the “Conversion Events”) with respect to a share of Nonvoting Common Stock, such share of Nonvoting Common Stock shall immediately become convertible at the option of the holder thereof into one share of Common Stock. Conversion of such share of Nonvoting Common Stock shall be effected by surrender of such holder’s certificate, or evidence of ownership if such shares are uncertificated, representing such share of Nonvoting Common Stock accompanied by a written notice from such holder addressed to the Corporation requesting the conversion. Upon conversion, holders of converted shares of Nonvoting Common Stock will be issued certificates, or evidence of ownership if such shares are uncertificated, representing the full shares of Common Stock to which they are entitled. A Conversion Event with respect to a share of Nonvoting Common Stock is (i) conversion at the discretion of any holder; provided, however, that if the holder is Thermo Capital Partners, L.L.C. or any of its affiliates (as defined in Section 203 of the General Corporation Law of the State of Delaware) (each a “Thermo Stockholder” and collectively “Thermo”), Thermo may not convert any share of Nonvoting Common Stock if such conversion would cause Thermo to own directly or indirectly Voting Stock (as defined in the First Supplemental Indenture dated as of April 15, 2008 relating to the Corporation’s 5.75% Convertible Senior Notes due 2028) representing 70% or more of the total voting power of all outstanding Voting Stock of the Corporation, (ii) the transfer (or, in the case of a transfer pursuant to a registration statement filed with the Securities and Exchange Commission or Rule 144 under the Securities Act of 1933, as amended, the proposed transfer) of such share of Nonvoting Common Stock by the holder thereof to any transferee other than Thermo, (iii) the merger or consolidation of the Corporation with or into any other corporation (except a subsidiary of the Corporation or of Thermo) or (iv) the sale of all or substantially all of the Corporation’s assets.

(B)No Reissue. Shares of Nonvoting Common Stock that are exchanged for shares of Common Stock as provided in this Article Fourth shall not be reissued.

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(C)No Charge. The issuance of certificates or other means of evidencing shares of Common Stock upon conversion of shares of Nonvoting Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involving the issue and delivery of any certificate in a name other than that of the holder or former holder of the shares of Nonvoting Common Stock so exchanged.

(D)Reservation. The Corporation will at all times reserve and keep available, out of its authorized but unissued shares or its treasury, shares of Common Stock solely for the purpose of issue upon conversion of the shares of Nonvoting Common Stock, as herein provided, such number of shares of Common Stock as shall be issuable (irrespective of the occurrence or nonoccurrence of any contingency) upon a conversion of all outstanding shares of Nonvoting Common Stock. The shares of Common Stock so issuable shall be, when so issued, duly authorized and validly issued and will be fully paid and nonassessable.

4.Stock Dividends and Splits; Adjustments etc. If the Corporation shall in any manner subdivide or combine the outstanding shares of Common Stock or Nonvoting Common Stock, as the case may be, the outstanding shares of Nonvoting Common Stock, Common Stock or common stock underlying any convertible Preferred Stock, as the case may require, shall be proportionately subdivided or combined, as the case may be. If the Corporation issues any stock dividends on the outstanding shares of Common Stock, the outstanding shares of Nonvoting Common Stock shall receive an identical dividend in shares of Nonvoting Common Stock.

5.Voting Rights.

(A)In General. Subject to subparagraph (C) of this Article Fourth, Section A.5 and Article Eleventh, the holders of outstanding shares of Common Stock shall have the right to vote on all matters submitted to the stockholders of the Corporation. Except as otherwise required by law, holders of shares of Nonvoting Common Stock shall not have any right to vote on any election or removal of directors of the Corporation, and the shares of Nonvoting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. Subject to subparagraph (C) of this Article Fourth, Section A.5 and Article Eleventh, holders of shares of Nonvoting Common Stock, together with holders of shares of Common Stock (considered for this purpose as one class), shall be entitled to one vote per share on any other matter requiring approval of the stockholders of the Corporation.

(B)Procedures at Meetings. Subject to subparagraph (C) of this Article Fourth, Section A.5 and Article Eleventh, at every meeting with respect to matters on which the holders of outstanding shares of Common Stock are entitled to vote, the holders of outstanding shares of Common Stock shall be entitled to one vote per share. Subject to subparagraph (C) of this Article Fourth, Section A.5 and Article Eleventh, at every meeting with respect to matters on which the holders of outstanding shares of Nonvoting Common Stock are entitled to vote as provided herein or required by law, the holders of outstanding shares of Nonvoting Common Stock shall be entitled to one vote per share.

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(C)Minority Directors; Other Thermo-Voting Issues: Until such time as Thermo shall no longer be the beneficial owner of 45% or more of the Corporation’s outstanding Common Stock (the “Relevant Time Period”), (i) two members of the Board (the “Minority Directors”) shall be elected by a vote of the stockholders of the Corporation other than the Thermo Stockholders and (ii) no Thermo Stockholder shall be entitled to vote on, or consent to, or have any voting power with respect to, the election (including to fill a vacancy) or removal without cause of the Minority Directors. In addition, and regardless of the number of shares of Common Stock owned, Thermo may not exercise in the election of directors voting rights of shares representing 70% or more of the total voting power of all outstanding voting stock having power to vote. The Minority Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Minority Directors. During the Relevant Time Period, vacancies in any directorship previously held by a Minority Director may be filled only by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Minority Directors. Except as provided in the immediately preceding sentence, newly created directorships or any vacancy occurring in the Board for any reason may be filled only by the remaining directors (including any Minority Directors), even if less than a majority of the whole authorized number of directors by vote of a majority of those remaining in office, and each director so appointed shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified. During the Relevant Time Period, no person shall qualify or be eligible for election or reelection (including to fill a vacancy) as a Minority Director unless such person has been nominated in accordance with Article Twelfth of this Certificate of Incorporation or by a stockholder other than Thermo (provided, for the avoidance of doubt, Thermo may suggest individuals for nomination as Minority Directors to the Strategic Review Committee). For purpose of this Certificate of Incorporation: (a) “Action” means the action captioned Mudrick Capital Management, L.P. v. Monroe, C.A. No. 2018-0699 TMR, (b) “Judgment” means the Order and Judgment entered by the Court of Chancery of the State of Delaware in connection with the settlement of the Action; (b) the Minority Directors shall include the Initial Minority Directors (as defined in the Judgment) and those persons who, during the Relevant Time Period, are serving or elected to serve in the director seats to which the Initial Minority Directors were appointed in accordance with the Judgment; and (c) for purposes of determining the capital stock of the Corporation beneficially owned by Thermo, the Corporation shall rely on filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), or, if no such filings are current, the actual knowledge of the Board, as of any date. Notwithstanding this paragraph, references in this Certificate of Incorporation and in the Bylaws of the Corporation (as amended from time to time, the “Bylaws”) to “outstanding shares of capital stock of the Corporation then entitled to vote in the election of the directors” shall include shares of Common Stock beneficially owned by Thermo.

(D)Director Qualification: As of the Effective Date (as defined in the Judgment), the size of the Board is seven (7). If, following the Effective Date, the size of the Board is expanded, the first two (2) additional member(s) of the Board shall be deemed, for purposes of this Certificate of Incorporation, the “Additional Member(s)”. During the Relevant Time Period, no person nominated by the Board shall qualify or be eligible for election or reelection as an Additional Member, and no person shall qualify for appointment by the Board to fill a vacancy or newly created directorship as an Additional Member, unless such person shall first have been determined to be an approved seasoned expert in the telecom industry by (A) the Strategic Review Committee (as defined in Article Twelfth) and (B) Mr. James Monroe III (“Monroe”); provided, however, that such approval shall not be unreasonably withheld.

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FIFTH
The Corporation shall have perpetual existence.
SIXTH
In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board shall have power to adopt, amend and repeal the Bylaws of the Corporation from time to time. The Bylaws of the Corporation may also be amended or repealed or new bylaws of the Corporation may be adopted, by the vote of the holders of at least 66 2/3% in voting power of the outstanding shares of capital stock of the Corporation then entitled to vote in the election of the directors. Notwithstanding the foregoing, if Thermo owns beneficially a majority in voting power of the outstanding shares of capital stock of the Corporation then entitled to vote in the election of the directors, the Bylaws of the Corporation may also be amended or repealed by the vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation then entitled to vote in the election of the directors.
SEVENTH
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws. Elections of directors need not be by written ballot unless the Bylaws shall so provide. If Thermo owns beneficially a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote in the election of the directors, directors may be removed with or without cause; provided, that, for the avoidance of doubt, through the end of the Relevant Time Period, no Thermo Stockholder shall be entitled to vote on, or consent to, or have any voting power with respect to, the removal without cause of the Minority Directors. If Thermo does not own beneficially a majority in voting power of the outstanding shares of the Corporation entitled to vote in the election of the directors, directors may be removed only for cause by the holders of at least 66 2/3% in voting power of the outstanding shares of capital stock of the Corporation then entitled to vote in the election of the directors.
If Thermo owns beneficially a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote in the election of the directors, any action that is required to be or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If Thermo does not own beneficially a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote in the election of the directors, no action may be taken by the stockholders of the Corporation without a meeting and any action required to be taken by the stockholders may be taken only at an annual or special meeting of the stockholders called in accordance with law and the Bylaws of the Corporation.

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EIGHTH
A director of the Corporation shall not be liable to the Corporation or the stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this Article Eighth shall apply to or have any effect on the liability of any director with respect to acts or omission of such director prior to such amendment or repeal. To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time being presented to its officers, directors or stockholders, other than (i) those officers, directors or stockholders who are employees of the Corporation and (ii) those opportunities demonstrated by the Corporation to have been presented to officers or directors of the Corporation in their capacity as such. No amendment or repeal of this Article Eighth shall apply to or have any effect on any opportunities which such officer, director or stockholder becomes aware prior to such amendment or repeal.
NINTH
The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify upon request and after receipt of an undertaking to repay such amount if it shall be ultimately determined that the requesting person is not entitled to be indemnified by the Corporation advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties, amounts paid in settlement and expenses actually and reasonably incurred by him or her in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding or claim initiated by or on behalf of such person or any counterclaim against the Corporation initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article Ninth shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article Ninth shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.
To the fullest extent permitted by law as it presently exists, or may hereafter be amended from time to time, the Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, stockholder,

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member, partner, trustee, employee or agent of any other person, joint venture, corporation, trust, limited liability company, partnership or other enterprise, for any liability asserted against him or her and expenses incurred by him or her in his or her capacity as a director, officer, stockholder, member, partner, employee or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses. To the fullest extent permitted by law as it presently exists, or may hereafter be amended from time to time, other financial arrangements made by the Corporation pursuant to this Article Ninth may include (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; and (iii) the establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this Article Ninth may provide protection for a person adjudged by a court of competent jurisdiction to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.
To the fullest extent permitted by law as it presently exists, or may hereafter be amended from time to time, in the absence of intentional misconduct, fraud or a knowing violation of law: (i) the decision of the Corporation as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Article Ninth, and the choice of the person to provide the insurance or other financial arrangement, shall be conclusive; and (ii) the insurance or other financial arrangement shall not (1) be void or voidable or (2) subject any director or stockholder approving it to personal liability for his or her action, even if the director or stockholder is a beneficiary of the insurance or arrangement.
TENTH
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, however, the Corporation shall not amend this Certificate of Incorporation without the prior affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of capital stock of the Corporation then entitled to vote in the election of the directors. Notwithstanding the foregoing, if Thermo owns beneficially a majority in voting power of the outstanding shares of capital stock of the Corporation then entitled to vote in the election of the directors, this Certificate of Incorporation may also be amended, altered, changed or repealed by the vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation then entitled to vote in the election of the directors.
ELEVENTH
During the Relevant Time Period, the Corporation shall not have power to effect a Related Party Transaction unless such Related Party Transaction shall be approved by the affirmative vote of a majority of shares of common stock owned by stockholders other than Thermo and voting affirmatively or negatively on the matter. For purposes of this Certificate of Incorporation, a “Related Party Transaction” shall mean any transaction between the Corporation, on the one hand, and one or more of the Thermo Stockholders, on the other hand, that either (i) requires a stockholder vote pursuant to the General Corporation Law of the State of Delaware or (ii) has a value (as determined in good faith by the Strategic Review Committee) of $5,000,000 or more; provided, however, that none of the following shall be a Related Party Transaction: (i) a financing that includes participation by one or more of the Thermo Stockholders on terms equal (as determined in good faith by the Board) to

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other parties (including, for the avoidance of doubt, the equity offering or similarly structured capital raising transaction contemplated by the Judgment) (a “Permitted Financing”), (ii) the conversion of subordinated debt held by Thermo into capital stock of the Corporation in accordance with the terms of such debt as existing as of the Effective Date (a “Debt Conversion”), (iii) the exercise of options by any Thermo Stockholder (including, for the avoidance of doubt, Monroe) in accordance with the terms of such options as existing as of the Effective Date (an “Option Conversion”), and (iv) a lease with respect to the Corporation’s headquarters (a “Lease” and with any Permitted Financing, any Debt Conversion, and any Option Conversion, the “Carve Out Transactions”). Any determination made by the Strategic Review Committee or the Board pursuant to this Certificate of Incorporation shall be final, conclusive and binding.
TWELFTH
The Board shall (i) establish and maintain through the end of the Relevant Time Period a standing “Strategic Review Committee” and (ii) designate directors to the Strategic Review Committee. The Strategic Review Committee shall remain in existence through the end of the Relevant Time Period. Unless the Strategic Review Committee is prohibited under applicable law from having the power or authority to act on any of the following matters, the Strategic Review Committee shall, during the Relevant Time Period, have exclusive responsibility for oversight, review, and approval (to the extent permitted by law) or disapproval of the following: (i) any acquisition by Thermo of additional newly-issued securities of the Corporation (other than pursuant to a Permitted Financing, a Debt Conversion or an Option Conversion); (ii) any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Corporation or any of its subsidiaries; (iii) any sale or transfer of a material amount of assets of the Corporation or any sale or transfer of assets of any of the Corporation’s subsidiaries which are material to the Corporation; (iv) any change in the Board, including any plans or proposals to change the number or term of directors; other than (a) nominations for election or reelection to the Board (except nominations for election or reelection of Minority Directors in connection with the end of a term of a Minority Director, which shall be within the authority of the Strategic Review Committee) and (b) nominations and appointments of individuals to fill vacancies or newly created directorships (except nominations and appointments to fill vacancies of Minority Director seats, which shall be within the authority of the Strategic Review Committee); (v) any material change in the present capitalization or dividend policy of the Corporation (other than pursuant to a Permitted Financing, a Debt Conversion or an Option Conversion); (vi) any other material changes in the Corporation’s lines of business or corporate structure (other than pursuant to a Permitted Financing, a Debt Conversion or an Option Conversion); and (vii) any transaction between the Corporation, on the one hand, and one or more of the Thermo Stockholders, on the other hand, that has a value (as determined in good faith by the Strategic Review Committee) in excess of $250,000, except for any Permitted Financing, any Debt Conversion, any Option Conversion, and the matters set forth on a Schedule delivered by counsel to defendants in the Action to counsel to plaintiffs in the Action pursuant to the Judgment and on file at the Corporation’s headquarters. During the Relevant Time Period, to the extent that any of the foregoing matters, or any matter set forth in the charter of the Strategic Review Committee, cannot be approved solely by the Strategic Review Committee and requires approval of the full Board under applicable law, the Corporation shall not have the power to take such action, and any such action shall be void ab initio, unless such action is approved by the Board only after the approval of such action has been recommended to the Board by the Strategic Review Committee. Pursuant to the first sentence of this Article Twelfth, the Board shall appoint four (4) directors to serve on the Strategic Review Committee, two of whom shall consist of the then-

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serving Minority Directors, and the other two of whom shall be independent directors (as determined in good faith by the Board, but at a minimum, who would qualify (as determined in good faith by the Board) as “independent directors” under the rules and regulations of the New York Stock Exchange) (an “Independent Director”); provided that (y) Monroe shall not serve as a member of the Strategic Review Committee (but the Strategic Review Committee may consult with Monroe as it deems appropriate) and (z) notwithstanding anything to the contrary herein, solely for purposes of constituting the Strategic Review Committee, the requirement of an Independent Director shall be waived for one time (and one time only) to allow Mr. Tim Taylor to be appointed to and serve on the Strategic Review Committee. Notwithstanding anything in this Certificate of Incorporation to the contrary, during a fourteen-day period commencing on the date six months after the adoption of the Board resolution establishing the Strategic Review Committee, and recurring at each six (6) month interval thereafter for as long as Mr. Taylor is serving on the Strategic Review Committee, the Minority Directors may, by notice signed by each Minority Director and delivered to the Secretary of the Corporation, remove Taylor as a member of the Strategic Review Committee with or without cause (at which time Taylor shall be disqualified from serving on the Strategic Review Committee and shall not be deemed an Independent Director for any purpose). In the event that Mr. Taylor departs from the Strategic Review Committee for any reason whatsoever, the Board shall appoint Mr. Michael Lovett to serve on the Strategic Review Committee in Mr. Taylor’s place, unless Mr. Lovett is no longer a director of Globalstar, in which case the Board shall appoint an Independent Director to serve on the Strategic Review Committee in Mr. Taylor’s place. The Strategic Review Committee shall require the affirmative vote of a majority of its authorized number of members (regardless of vacancies thereon) in order to take action at a meeting; provided that, (i) to the extent the Strategic Review Committee fails to obtain such vote on any particular matter of business before it, the Strategic Review Committee shall consult with the Board until such vote is obtained and (ii) in the event the Strategic Review Committee cannot obtain such vote for any single nominee for Minority Director, then the Strategic Review Committee shall nominate two (2) such nominees for each Minority Director seat subject to election, and the members of the Strategic Review Committee who are Minority Directors shall each have three votes with respect to one nominee for Minority Director and the members of the Strategic Review Committee who are not Minority Directors shall each have three votes with respect to the other nominee for Minority Director. For the avoidance of doubt, pursuant to the immediately preceding sentence, the Strategic Review Committee may nominate and include on the annual or special meeting proxy card two candidates for a Minority Director seat.

THIRTEENTH
When the terms of this Certificate of Incorporation refer to a specific document or a decision by any body or person that determines the meaning or operation of a provision hereof, the Secretary of the Corporation shall maintain a copy of such document or decision at the Corporation’s headquarters and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor.

For purposes of this Certificate of Incorporation and the Bylaws of the Corporation, every reference to a majority or other proportion of stock with respect to establishing a quorum for meetings of stockholders or the requisite vote for stockholder approval (whether at a stockholder meeting or by written consent) shall be deemed to refer to such majority or other proportion, as applicable, of the votes entitled to be cast by the holders of such stock.

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FOURTEENTH

This Certificate of Incorporation shall be effective upon filing with the Delaware Secretary of State.
* * *
IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation which restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 228, 242, 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this __ day of __________, 2019.
GLOBALSTAR, INC.

By: _____________________________________
Name:

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EXHIBIT E

FOURTH AMENDED AND RESTATED
BYLAWS
OF
GLOBALSTAR, INC.

ARTICLE I

OFFICES

Section 1.Registered Office. Globalstar, Inc., a Delaware corporation (the “Corporation”), shall maintain a registered office in the State of Delaware at such location as shall from time to time be determined by the Board of Directors of the Corporation (the “Board”).

Section 2.Other Offices. The Corporation may also have offices at such other locations both within and without the State of Delaware as the Board may from time to time determine.
ARTICLE II

STOCKHOLDERS

Section 1.     Annual Meeting. The annual meeting of the stockholders shall be held on the third Tuesday in May in each year at such place (if any) and time as determined by the Board, or on such other date and at such other place and time as determined by the Board, for the purpose of electing directors and conducting such other proper business as may come before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than twenty (20) nor more than sixty (60) days before the date of the meeting. If mailed such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 2.     Special Meetings. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, special meetings of the stockholders, for any purpose or purposes, may be called only by the Board. Notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of the stockholders shall be limited to the purpose(s) stated in the notice.

Section 3.     Quorum and Vote Required for Action. The holders of a majority of the capital stock issued and outstanding and entitled to vote at any meeting of the stockholders shall constitute a quorum for the transaction of business except as otherwise provided by law, the

Certificate of Incorporation or these Bylaws. If the vote of a class or series is required, the presence of the holders of a majority of the capital stock of such class or series also shall be required to constitute a quorum. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws, or the rules and regulations of any stock exchange applicable to the Corporation, if a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy at that meeting shall decide any question brought before the meeting. If the vote of a class or series is required on any question, the vote of the holders of a majority of the capital stock of such class or series also shall be required to decide that question.
Section 4.     Voting of Shares. Except as provided in the Certificate of Incorporation or by law, at every meeting of the stockholders, each stockholder shall be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy may be voted after three (3) years from its date, unless the proxy provides for a longer period. Any proxy shall be in writing and shall be filed with the Secretary of the Corporation before or at the time of the meeting.

Section 5.     Action in Lieu of a Meeting. Any action that is required to be or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting if and to the extent permitted by the Certificate of Incorporation.

Section 6.     Place of Meetings. Meetings of the stockholders shall be held at such place (if any) within or without of the State of Delaware as is designated by the Board.

Section 7.     Stockholders May Participate in Other Activities. Stockholders and their affiliates and directors, either individually or with others, may participate in other business ventures of every kind, whether or not such other business ventures compete with the Corporation. No stockholder, acting in the capacity of a stockholder, shall be obligated to offer to the Corporation or to the other stockholders any opportunity to participate in any other business venture. Neither the Corporation nor the other stockholders shall have any right to any income or profit derived from any other business venture of a stockholder.

Section 8.     Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or in order to make a determination of stockholders for any other purpose, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the

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Board, and which record date: (a) in the case of determining the stockholders entitled to vote at any meeting of stockholders or adjournment thereof, unless otherwise required by law, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) in the case of determining the stockholders entitled to express consent to corporate action in writing without a meeting, if action by written consent is then permitted by the Certificate of Incorporation, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (x) the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (y) the record date for determining the stockholders entitled to express consent to corporate action in writing without a meeting, if action by written consent is then permitted by the Certificate of Incorporation, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (z) the record date for determining the stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. When a determination of stockholders entitled to vote at any meeting of the stockholders has been made as provided in this Section 2.8, the determination shall apply to any adjournment thereof unless a new record date is fixed by the Board.

Section 9.     List of Stockholders. The Secretary shall prepare and make a complete list of the stockholders entitled to vote at any meeting of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 10.     Organization. Meetings of the stockholders shall be presided over by the Chairman of the Board, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation by a chairman chosen at the meeting. The Secretary or any Assistant Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting the opening and the closing of the polls for each matter upon which the stockholders will vote.

Section 11.     Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of meetings of the stockholders as it shall deem appropriate. Except to

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the extent inconsistent with such rules and regulations as have been adopted by the Board, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of the stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

BOARD OF DIRECTORS

Section 1.     Powers. The business and affairs of the Corporation shall be managed under the direction of the Board, except to the extent that the Board shall delegate its authority, powers and duties to one or more committees of its members.

The Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised, done or approved by the stockholders of the Corporation.
Section 2.     Composition, Classes, Election, and Term of Office. The Board shall be comprised of seven (7) directors. The directors shall be divided into three (3) classes designated “Class A,” “Class B,” and “Class C” (each a “Class,” and collectively, the “Classes”). Class A and Class B shall have two (2) directors and Class C shall have three (3) directors.

At each annual meeting of stockholders, the stockholders shall vote on the election of directors to fill the positions of the Class of directors whose terms have expired. Each director elected at an annual meeting of stockholders shall hold such office for a term of three (3) years and until his or her successor has been duly elected and qualified, or until his or her death, resignation, or removal in the manner hereafter provided. The election of directors shall be by Class, and, except as otherwise provided in the Certificate of Incorporation, the directors to be elected to any such Class shall be elected by a plurality of the votes of the stockholders entitled to vote at each meeting for the election of directors in such Class. The terms of each Class of directors shall be staggered such that the expiration of the terms of any two or more Classes of directors shall not occur during the same calendar year.
Any director may resign at any time upon notice to the Corporation. Vacancies and newly created directorships shall be filled as provided in the Certificate of Incorporation. Directors may be removed with or without cause if and to the extent permitted by the Certificate of Incorporation.

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Section 3.Chairman of the Board. The Board shall elect a Chairman of the Board. The Chairman shall have such duties, authority and obligations as may be given to him by these Bylaws or by the Board.

Section 4.Meetings. The Board shall meet not less often than quarterly and immediately following the annual meeting of the stockholders. A time and place for regular meetings of the Board may be established by the Board. Meetings of the Board may be held upon call of the Chairman of the Board or any four (4) directors. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or committee by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 5.Notice of Special Meetings. Notice of any special meeting of the Board shall be given at least three (3) days before the meeting in writing and by mail, facsimile transmission, electronic mail, personal delivery or private carrier, or telephonic means to each director at his or her business address or such other address as he or she may have advised the Secretary of the Corporation to use for such purpose. If hand delivered, notice shall be deemed to be given when delivered to such address or to the director to be notified. If mailed or sent by private carrier, such notice shall be deemed to be given five (5) business days after deposit in the United States mail, postage prepaid, of a letter addressed to the appropriate location. Notice given by telephonic means, electronic transmission or facsimile transmission shall be deemed to be given when actually received by the director to be notified.

Section 6.Quorum. The presence of a majority of the members of the Board then in office (present in person or by telephone) shall constitute a quorum at any meeting of the Board.

Section 7.Voting. Except as set out in the Certificate of Incorporation, each director shall be entitled to one (1) vote. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Board shall act by majority vote of those directors present and voting at any duly called meeting at which a quorum is present.

Section 8.Action without a Meeting. Any action which may be authorized or taken at a meeting of the Board may be authorized or taken without a meeting if all of the directors consent thereto in writing or by electronic transmission, and such writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board.

Section 9.Organization. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in their absence by a chairman chosen at the meeting. The Secretary or any Assistant Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE IV

COMMITTEES OF THE BOARD

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Section 1.     Number of Committees. A “Strategic Review Committee” shall be established and remain in existence as, and to the extent, required by the Certificate of Incorporation. The Board may by resolution establish one or more committees of the Board in addition to the Strategic Review Committee. To the extent permitted by law and provided in the resolution of the Board, any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation; provided, however, that only the Strategic Review Committee shall have the powers and authority of the Board with respect to the actions expressly set out in Article Twelfth of the Certificate of Incorporation. All committees shall report their activities to the Board upon request of the Chairman of the Board or the Corporate Secretary.

Section 2.     Appointment; Vacancies; and Removal. Except with respect to the Strategic Review Committee (the composition of which shall be governed by the Certificate of Incorporation), (i) the Board shall appoint the members of the committees established in this Article IV to serve for terms expiring at the regular meeting of the Board following the next succeeding annual election meeting, (ii) the Board may, at any time, with or without cause, remove any member of a committee so appointed, and (iii) any vacancy occurring in a committee shall be filled by the Board for the remainder of the term.

Section 3.     Committee Procedures. Each committee shall determine its own time and manner of conducting its meetings; the presence of a majority of the members of the committee shall constitute a quorum; and the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. A committee may act informally by written consent of all of its members. Notwithstanding the foregoing, the Strategic Review Committee shall act in accordance with the procedures set forth in the Certificate of Incorporation.

ARTICLE V

OFFICERS

Section 1.     Composition of Officers. The officers of the Corporation shall consist of at least a Chairman of the Board, a President, and a Secretary and may include such other officers as are appointed by the Board, including but not limited to a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person, except that the Secretary may not hold the office of President.

Section 2.     Tenure and Appointment; Removal. All officers shall be appointed by the Board and shall hold office for one (1) year or until their successors are elected and qualified, or for such other period as the Board may designate. Any officer may be removed by the Board with or without cause.

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Section 3.     Powers and Duties. Each of the officers of the Corporation shall, unless otherwise ordered by the Board, have such powers and duties as customarily pertain to the respective office, and such further powers and duties as from time to time may be conferred by the Board, or by an officer delegated such authority by the Board.

ARTICLE VI

AMENDMENTS

Bylaws. As set forth in the Certificate of Incorporation, the Board shall have the power to adopt, amend or repeal these Bylaws, from time to time. These Bylaws may also be amended or repealed or new bylaws of the Corporation may be adopted, by the vote of the holders of at least 66 2/3% in voting power of the shares of the Corporation then entitled to vote in the election of the directors. Notwithstanding the foregoing, if Thermo Capital Partners, L.L.C. and its affiliates (as defined in Section 203 of the General Corporation Law of the State of Delaware) (“Thermo”) owns beneficially a majority in voting power of the outstanding shares of the Corporation entitled to vote in the election of the directors, these Bylaws may be amended or repealed by the vote of the holders of a majority in voting power of the shares of the Corporation then entitled to vote in the election of the directors.
ARTICLE VII

CERTIFICATES OF STOCK AND THEIR TRANSFER

Section 1.     Certificates. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe; provided that the Board of Directors may provide by resolution or resolutions that all or certain classes or series of the stock of the Corporation shall be represented by uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate or certificates for the holder’s shares of the Corporation. Such certificates shall be signed as permitted by law. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2.     Transfer. Shares of stock of the Corporation represented by a certificate may be transferred on the books of the Corporation by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign, and transfer the same on the books of the Corporation, signed by the person identified on the certificate as the owner of the shares represented thereby. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, the transfer of the shares shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice evidencing the shares and containing the information required to be set forth on a certificate for those shares by the Delaware General Corporation Law or, unless otherwise provided by the

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Delaware General Corporation Law, a statement that the Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of those preferences and/or rights. Except as otherwise provided in the Certificate of Incorporation, the person registered on the books of the Corporation as the owner of any shares shall be entitled to all the rights of ownership with respect to the shares.

Section 3.     Lost Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence of the loss, destruction or theft in a form as the Board of Directors or its designee may in its or his discretion require.

ARTICLE VIII

SEAL

The Corporation shall have no seal unless and until the Board adopts a seal in such form as the Board may designate or approve.
ARTICLE IX

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or to the Company’s shareowners, including a claim alleging the aiding and abetting of such a breach of fiduciary duty; (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time); (iv) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine; or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).
ARTICLE X

GENERAL PROVISIONS

Section 1.     Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise determined from time to time by the Board.

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Section 2.     Severability. If any provision of these Bylaws, or the application of any provision of these Bylaws to any person or circumstance, is held invalid, the remainder of the Bylaws and the application of such provision to other persons or circumstances shall not be affected.

Section 3.     Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

12395260.3

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EXHIBIT F

Adopted [_____________], 2018

GLOBALSTAR, INC.
Strategic Review Committee
Of the Board of Directors

Charter

This Charter, effective as of [X], is the charter of the Strategic Review Committee (the “Committee”) of the Board of Directors (the “Board”) of Globalstar, Inc., a Delaware corporation (the “Company”). This Charter is the original charter of the Committee. This Charter will be made available on the Company’s website at www.globalstar.com and in print to any stockholder who requests it.

This Charter will be reviewed annually by the Committee and is subject to modification by the Board, subject to the provisions of the Amended and Restated Certificate of Incorporation of the Company (as amended from time to time, the “Certificate of Incorporation”).

To the extent not otherwise defined herein, capitalized terms shall have the meaning provided for in the Certificate of Incorporation.

Term of Existence

The Committee shall remain in existence through the end of the Relevant Time Period.

Committee Purpose, Authority, and Responsibilities

Unless the Committee is prohibited under applicable law from having the power or authority to act on any of the following matters, the Committee shall have exclusive responsibility for oversight, review, and approval (to the extent permitted by law) or disapproval of the following:

(i)	any acquisition by Thermo of additional newly-issued securities of the Corporation (other than pursuant to a Permitted Financing, a Debt Conversion or an Option Conversion);

(ii)	any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Corporation or any of its subsidiaries;

(iii)	any sale or transfer of a material amount of assets of the Corporation or any sale or transfer of assets of any of the Corporation’s subsidiaries which are material to the Corporation;

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(iv)	any change in the Board, including any plans or proposals to change the number or term of directors; other than:

a.
nominations for election or reelection to the Board (except nominations for election or reelection of Minority Directors in connection with the end of a term of a Minority Director, which shall be within the authority of the Committee); and

b.
nominations and appointments of individuals to fill vacancies or newly created directorships (except nominations and appointments to fill vacancies of Minority Director seats, which shall be within the authority of the Committee);

(v)	any material changes in the present capitalization or dividend policy of the Corporation (other than pursuant to a Permitted Financing, a Debt Conversion or an Option Conversion);

(vi)	any other material changes in the Corporation’s lines of business or corporate structure (other than pursuant to a Permitted Financing, a Debt Conversion or an Option Conversion); and

(vii)
any transaction between the Corporation, on the one hand, and one or more of the Thermo Stockholders, on the other hand, that has a value (as determined in good faith by the Committee) in excess of $250,000, except for any Permitted Financing, any Debt Conversion, any Option Conversion, and the matters set forth on a Schedule delivered by counsel to defendants in the Action to counsel to plaintiffs in the Action pursuant to the Judgment and on file at the Corporation’s headquarters.

To the extent that any of the foregoing matters cannot be approved solely by the Committee and requires approval of the full Board under applicable law, the Corporation shall not have the power to take such action, and any such action shall be void ab initio, unless such action is approved by the Board only after the approval of such action has been recommended to the Board by the Committee.

For purposes of the above, the Committee will have the authority and responsibility, in its sole discretion, to select, employ, retain, and terminate any financial, legal or executive search advisor (with respect to such executive search advisor, solely for the purpose of selection of nominees for Minority Directors), in any instance where the Committee needs to retain such advisors to assist with Committee undertakings, including the authority to approve such advisor’s fees and other retention terms. The fees and costs of such advisors shall be borne by the Company.

For purposes of the above, the Committee members will have full and unrestricted access to any relevant Company records and may request, at its sole discretion, that any officer or other employee of the Company or the Company’s outside counsel or accountants meet with any members of, or consultants to, the Committee.

2

The Committee may form subcommittees for any purpose and with such compensation, power and authority as it deems appropriate in carrying out its responsibilities.

Nomination and Appointment of Minority Directors

During the Relevant Time Period, vacancies in any directorship previously held by a Minority Director may be filled only by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Minority Directors.

Membership

The Committee shall be composed of four (4) directors, two of whom shall consist of the then-serving Minority Directors (as defined in the Certificate of Incorporation), and the other two of whom shall be independent directors (as determined in good faith by the Board, but at a minimum, who would qualify (as determined in good faith by the Board) as “independent directors” under the rules and regulations of the New York Stock Exchange) (an “Independent Director”).

At no time shall Mr. Jay Monroe serve on the Committee; provided that the Committee may consult with Mr. Monroe as it deems appropriate.

Notwithstanding anything to this Charter or in the Certificate of Incorporation to the contrary, solely for purposes of constituting the Strategic Review Committee, the requirement of an Independent Director shall be waived for one time (and one time only) to allow Mr. Tim Taylor to be appointed to and serve on the Strategic Review Committee.

Notwithstanding anything in this Charter or in the Certificate of Incorporation to the contrary, during a fourteen (14) day period commencing on the date six (6) months after the adoption by the Board of the resolution establishing the Strategic Review Committee, and recurring at each six (6) month interval thereafter for as long as Mr. Taylor is serving on the committee, the Minority Directors may, by notice signed by each Minority Director and delivered to the Secretary of the Corporation, remove Mr. Taylor as a member of the Strategic Review Committee with or without cause (at which time Mr. Taylor shall be disqualified from serving on the Strategic Review Committee and shall not be deemed an Independent Director for any purpose). In the event that Mr. Taylor departs from the Strategic Review Committee for any reason whatsoever, the Board shall appoint Michael Lovett to serve on the Strategic Review Committee in Mr. Taylor’s place, unless Mr. Lovett is no longer a director of Globalstar, in which case the Board shall appoint an Independent Director to serve on the Strategic Review Committee in Mr. Taylor’s place.

The Committee and its Chairman shall be appointed annually by the Board, subject to the membership restrictions provided in the Certificate of Incorporation.

Meetings

The Committee shall meet as often as it determines necessary, but at least quarterly (either telephonically or in-person), to carry out its duties and responsibilities. Outside of meetings, the Committee may act upon the unanimous written consent of its members.

3

A majority of the members of the Committee shall constitute a quorum and an affirmative vote a majority of its authorized number of members (regardless of vacancies thereon) shall be necessary in order to take action at a meeting; provided that, (i) to the extent the Committee fails to obtain such vote on any particular matter of business before it, the Committee shall consult with the Board until such vote is obtained, and (ii) in the event the Committee cannot obtain such vote for any single nominee for Minority Director, then the Committee shall nominate two (2) such nominees for each Minority Director seat subject to election, and the members of the Committee who are Minority Directors shall each have three votes with respect to one nominee for Minority Director and the members of the Committee who are not Minority Directors shall each have three votes with respect to the other nominee for Minority Director. For the avoidance of doubt, pursuant to the immediately preceding sentence, the Committee may nominate and include on the annual or special meeting proxy card two candidates for a Minority Director seat.

In the event that the Strategic Review Committee is required to review a Related Party Transaction, the Strategic Review Committee may convene (for purposes of discussions but not to vote) in executive session outside the presence of any employee or Affiliate of the Thermo Parties.

The Committee shall maintain written minutes of its meetings. The minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board and the Secretary of the Company. Meeting minutes will include: the agenda, date and location of the meeting, list of attendees, copies of discussed or presented materials and a written record of actions and recommendations made by and agreed to by the Committee.

4

EXHIBIT G

GLOBALSTAR, MUDRICK CAPITAL MANAGEMENT AND WARLANDER ASSET MANAGEMENT ANNOUNCE SETTLEMENT OF LITIGATION
Settlement to result in, among other items, appointment of two new Minority Directors plus an additional independent board member, establishment of a Strategic Review Committee, requirement of majority of independent stockholders vote on related party transactions and commitment to purchase a pro rata share and provide backstop support for an equity offering

Covington, LA (December 17, 2018) -- Globalstar, Inc. (NYSE American: GSAT) (“the Company”), together with Mudrick Capital Management, L.P. (“Mudrick Capital”) and Warlander Asset Management, LP (“Warlander”) and all other litigation parties are pleased to announce that the parties have entered into a Settlement Agreement related to the litigation brought by Mudrick Capital and Warlander in Delaware Chancery Court involving Globalstar and certain of its directors, officers and employees.
As a result of the Settlement Agreement, the parties have agreed to the addition of three new seasoned telecom executives to the Company’s Board of Directors: Keith Cowan, Ben Wolff and Mike Lovett. These new directors will be immediately appointed to the Globalstar Board of Directors to fill three vacancies left by existing board members who support this settlement and volunteered to step down from their positions. Messrs. Cowan and Wolff will be designated the “Minority Directors” and at the end of Minority Directors’ terms such seats shall be filled by candidates elected by a plurality vote of minority stockholders. Both Minority Directors shall be appointed to a new, standing Strategic Review Committee, and one Minority Director will be appointed to each of the Compensation Committee and the Nominating & Corporate Governance Committee. Additionally, Timothy Taylor, Vice President of Thermo and Globalstar’s Vice President of Finance, Business Operations and Strategy will join the board to fill a vacancy left by a fourth board member retiring from his position on the board.
The Strategic Review Committee will be comprised of Minority Directors Ben Wolff, Keith Cowan, and two other directors, William Hasler and Timothy Taylor. The Strategic Review Committee’s first order of business shall be to assess financing options for Globalstar. Furthermore, the Strategic Review Committee will have exclusive authority for the review and oversight of certain events and its approval shall be necessary for events including but not limited to: (i) any acquisition by Thermo and/or any Jay Monroe affiliated party or person of additional newly-issued securities of Globalstar, subject to certain exceptions; (ii) any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Globalstar or any of its subsidiaries; (iii) any sale or transfer of a material amount of assets of Globalstar or any sale or transfer of assets of any of its subsidiaries which are material to Globalstar; (iv) any further change in the Board of Directors of Globalstar, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, provided that only elections of Minority Directors shall be within the authority of the Strategic Review Committee; (v) any material change in the present capitalization or dividend policy of Globalstar; (vi) any transaction between the Company and Thermo or one or more of its affiliates that has a value in excess of $250,000 (subject to certain exceptions) and (vii) any other material changes in Globalstar’s lines of business or corporate structure. The Globalstar Certificate of Incorporation will be amended to establish the Strategic Review Committee which shall remain in place until such time as Thermo and its affiliates no longer beneficially own 45% or more of Globalstar’s outstanding stock. Additionally, the Certificate of Incorporation and Bylaws will be amended to require a majority of independent stockholders to vote on any related party transaction between Globalstar and Jay Monroe, or Thermo and its and their respective affiliates, with a value of $5 million or more (subject to certain exceptions).
Within five business days of an event of (i) refinancing of 85% of Globalstar’s bank debt, (ii) refinancing of a minimum of $150 million of Globalstar’s bank debt with a minimum two year extension of maturity on the remaining balance, or (iii) an extension of maturity or amortization holiday on such debt of two years or more, Thermo has agreed to convert all of its outstanding subordinated debt into Globalstar common equity at the contractual conversion price under its subordinated loan agreement. If triggered, this conversion will have the additional benefit of immediately reducing the Company’s debt by at least $116 million.

The Settlement Agreement requires Globalstar to conduct an undiscounted equity offering (less any underwriting discount) of its common stock to qualified and readily identifiable Globalstar stockholders on a pro rata basis, based on ownership, in an amount recommended by Globalstar’s management of not more than $60 million, exclusive of any funds raised pursuant to an underwriter option. Thermo, Mudrick Capital and Warlander have agreed to purchase their pro rata share of any such offering and to backstop the balance offered to, but not purchased by, other Globalstar stockholders, on a pro rata basis based on their respective ownerships of Globalstar’s common stock. The settlement and any related fee award is subject to confirmatory diligence and confirmation and approval by the Delaware Chancery Court.
This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Jay Monroe, Executive Chairman of Globalstar, commented, “Globalstar and Thermo are pleased with this outcome and happy to put this litigation behind us. We would like to thank the outgoing directors for their many years of service to the Company and would like to welcome Ben, Keith and Mike to the Globalstar team. In the last week, we have spent a significant amount of time with all three of them and believe that they will be excellent board members, especially given their deep telecom and spectrum experience which is so important to our future plans.”
Mr. Monroe continued, “We are pleased to have reached agreement with Mudrick Capital and Warlander and appreciate their support moving forward. Litigation is costly and time consuming, and we prefer to focus our time and resources on moving towards value realization which this settlement frees us up to do. We continue to believe in Globalstar’s potential and welcome the new directors to help us realize it. Our management team looks forward to working with the Strategic Review Committee and the full Board of Directors on the continued thoughtful examination of our business.”
Jason Mudrick, the President and Chief Investment Officer of Mudrick Capital and Eric Cole, Chief Executive Officer of Warlander, together issued the following statement: “This settlement reflects a constructive dialogue with the Globalstar team and we look forward to continuing our collaborative relationship in order to further enhance shareholder value. We continue to strongly believe in the value of Globalstar’s assets and its ability to monetize those assets. The details of this settlement - including the minority shareholder provisions such as the new Minority Directors, a new independent director, and the Strategic Review Committee - provide us with additional confidence for the future of this Company. We are also excited to have Ben, Keith and Mike join the Globalstar board. Given their expertise in the telecom sector and with successful spectrum transactions, we believe they will add tremendous value immediately. We are confident that the Settlement heralds a new era of sustainable value creation for the benefit of all of Globalstar’s stockholders.”
Ben Wolff, Keith Cowan and Mike Lovett jointly issued the following statement: “We believe Globalstar has a unique collection of assets and are excited to join the Board of Directors. We look forward to working with the rest of the Board and the management team to enhance value for all stakeholders.”
About Globalstar’s New Minority and Independent Directors
Keith Cowan
Since January 2013, Mr. Cowan has served as the Chief Executive Officer of Cowan Consulting Corporation LLC, a privately held company that manages investments and provides strategic planning and board advisory services. From July 2007 to January 2013, Mr. Cowan was the President of Strategic Planning and Corporate Initiatives at Sprint Corporation, with responsibilities that included developing the long-term strategic plan for Sprint, restructuring and managing Clearwire Corporation as a public company consortium including Sprint, Comcast, Time Warner Cable, Intel, Google, and Bright House Networks, and managing the sale of control of Sprint to Softbank. From May 1996 to January 2007, Mr. Cowan held a variety of roles at BellSouth Corporation, which subsequently merged with AT&T, including Chief Development Officer, Chief Network Field Officer and President of Marketing and Product Management. Mr. Cowan’s time at BellSouth included his instrumental role in the creation and governance of Cingular Wireless and responsibility for entering, governing and exiting many of BellSouth’s international wireless partnerships in Europe, the Middle East, South America, and Asia.

Mr. Cowan has served as a board member of over a dozen private companies, two public companies, and numerous not-for-profit and civic organizations, including, currently, his service as Chairman of the Board of Aegex Technologies, CX Technologies (ENGAGEcx), Cobra Legal Solutions and Venadar LLC.

Ben Wolff
Mr. Wolff serves as the Chairman and CEO of Sarcos Robotics, a global leader in mobile, dexterous, tele-operated robots.  Mr. Wolff served from 2009 to 2014 as Chief Executive Officer, President and Chairman at satellite communications firm ICO Global Communications which was subsequently renamed Pendrell Corp. In 2003, Mr. Wolff co-founded Clearwire Corporation, where he served as President, CEO and Co-Chairman. Mr. Wolff oversaw the growth of the company to more than $1 billion in revenues and 3,500 employees, raising more than $12 billion in debt and equity financing during his tenure. Clearwire was sold to Sprint in 2013 for more than $14 billion. From 2004 to 2011, Mr. Wolff also served as President of Eagle River Investments, a telecom and technology focused private equity and venture capital fund, and as a member of the board of directors of various public and private Eagle River portfolio companies.
Michael Lovett
Since October 2012, Mr. Lovett has served as managing partner of Eagle River Partners LLC, a privately held investment and advisory company. Until April 2012, Mr. Lovett served as the CEO and President of Charter Communications. Previously he was COO and joined Charter in August 2003 as Senior Vice President of Operations. Mr. Lovett’s career in cable and telecom related companies began in 1980 with Centel Communications where he held a number of positions in operations. He was with Jones Intercable Inc. from 1989 to 1999 rising to Senior Vice President with responsibility for operations in nine states; and AT&T Broadband as Regional Vice President of Operations from June 1999 to November 2000. He served as Executive Vice President of Operations for OneSecure Inc. a managed security service company providing management/monitoring of firewalls and virtual private networks from November 2000 to December 2001; and was Chief Operating Officer for Voyant Technologies Inc. a voice conferencing hardware/software solutions provider in Denver from December 2001 to August 2003.

About Globalstar
Globalstar is a leading provider of mobile satellite voice and data services. Customers around the world in industries such as government, emergency management, marine, logging, oil & gas and outdoor recreation rely on Globalstar to conduct business smarter and faster, maintain peace of mind and access emergency personnel. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring, M2M and IoT applications. The Company's products include mobile and fixed satellite telephones, the innovative Sat-Fi satellite hotspot, Simplex and Duplex satellite data modems, tracking devices and flexible service packages.
Globalstar contact information:
Samantha DeCastro
samantha.decastro@globalstar.com
About Mudrick Capital
Mudrick Capital Management, L.P. is an SEC-registered investment adviser specializing in distressed credit and deep value event driven investing. Mudrick Capital manages capital for a diverse group of sophisticated institutions and individuals, including endowments, foundations, insurance companies, private banks, fund-of-funds, pensions, family offices and high net worth individuals.
About Warlander Asset Management
Founded in 2015, Warlander Asset Management, LP is an SEC-registered investment adviser that specializes in long/short, credit-oriented investments, focused on opportunistically investing across the full spectrum of global fixed income and credit-sensitive equities.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to the risk that the anticipated settlement may be terminated, the consummation of the financing and those risks and uncertainties associated with the Company’s business described from time to time in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on February 23, 2018. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.